Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

by and between

ADT INC.

and

GOOGLE LLC

Dated as of July 31, 2020

i

ii

ANNEXES

Annex I	–	Form of Written Consent

Annex II	–	Form of Investor Rights Agreement

Annex III	–	Form of Charter Amendment

iii

SECURITIES PURCHASE AGREEMENT, dated as of July 31, 2020 (this “Agreement”), by and between ADT Inc., a Delaware corporation (the “Company”), and Google LLC, a Delaware limited liability company (the “Investor”).

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, the Issued Shares (as defined below);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Transactions (as defined below), including the Charter Amendment (as defined below), which authorizes the issuance of shares of Class B Common Stock (as defined below), are advisable, fair to and in the best interests of the Company and the holders of shares of Common Stock (as defined below), (ii) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Charter Amendment, and (iii) resolved to recommend that the holders of shares of Common Stock vote in favor of the approval of the Charter Amendment;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Majority Stockholders (as defined below) delivered a written consent to the Company (the “Written Consent”), in the form set forth as Annex I hereto, pursuant to which the Majority Stockholders approved the Charter Amendment, as more particularly set forth herein; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s and the Investor’s willingness to enter into this Agreement, ADT LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“ADT LLC”), and the Investor have entered into that certain Master Supply, Distribution, and Marketing Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified, the “Commercial Agreement”).

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding anything herein to the contrary, for purposes of this Agreement, other than in the case of the definition of “Related Parties,” Section 3.31, Section 4.10, Section 5.05, Section 7.02 and Section 8.14, no portfolio company (other than the Company and its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc., shall be deemed Affiliates of any of the Company or its Subsidiaries, nor shall any of the Company or its Subsidiaries be deemed Affiliates of any portfolio company (other than any of the Company or its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc.

“Aggregate Purchase Price” means the aggregate Purchase Price for the Issued Shares.

“Antitrust Law” means any applicable Law of any jurisdiction designed to govern competition or prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company-Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the Company or its Subsidiaries.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, as in effect as of the date of this Agreement.

“Company Option” means an option to purchase shares of Common Stock granted under any Company Stock Plan.

“Company Organizational Documents” means the Company Charter and the Company’s bylaws, each as amended to the date of this Agreement.

“Company Registered Intellectual Property Rights” means all Intellectual Property Rights that (i) have been registered, filed, certified or otherwise recorded with or by any Governmental Authority (including domain name registrars), or any applications for any of the foregoing, and (ii) are owned or purported to be owned by the Company or its Subsidiaries.

“Company Restricted Stock Award” means an award in respect of shares of Common Stock subject to vesting, repurchase or other lapse restriction granted under any Company Stock Plan.

“Company RSU Award” means an award of restricted stock units that corresponds to a number of shares of Common Stock granted under any Company Stock Plan.

“Company Stock Plans” means the Company’s 2016 Equity Incentive Plan, the Company’s 2018 Omnibus Incentive Plan and applicable award agreements issued thereunder, in each case, as amended or restated from time to time.

“Consumer” means any individual person that is transacting, has transacted or is seeking or sought by any person to transact for the lease or purchase of goods or services, an extension of credit, or other financial accommodation with respect to the products and services of the Company or its Affiliates that is or is intended to be primarily used for personal, family or household use. This term shall include any current, past or future Customer.

“Consumer Protection Laws” means all applicable Laws and implementing regulations (including those applicable Laws enforced or administered by the Consumer Financial Protection Bureau, the Federal Trade Commission, and any other Governmental Authority (such as, by way of example, the California Department of Consumer Affairs)) that relate to Consumer rights, protections or obligations related to marketing, advertising, soliciting, financing, selling or communicating through any medium to or any transaction with a Consumer, including leases of or contracts for the improvement of real or personal property, extensions of credit and contracts for the sale, including the credit sale, of goods or services, including: (i) enforcing or enhancing safety standards of personal or real property utilized by Consumers; (ii) marketing or selling of any products to, or leases, retail installment contracts, extensions of credit or financial accommodations offered to, or entered into with, Consumers; (iii) prevention of unfair, deceptive or abusive acts or practices related to Consumers; (iv) licensing, registration and related requirements (including Permits) necessary to conduct business, engage in marketing, execute leases, sell products (including financial products) or extend credit with or to Consumers; (v) regulating the use, protection, disposal or dissemination of any information, including personally identifiable information, related to any Consumer and obtained from any source; (vi) disclosures required to be provided to any Consumer in connection with any Consumer transaction or solicitation thereof; (vii) warranties provided to any Consumer; (viii) bankruptcy; (ix) collection of delinquent debt or amounts owed by Customers; (x) limitations on any charges, fees, interest or costs charged to any Consumer in connection with any Consumer transaction; (xi) telephone call, ringless voicemail, text message, e-mail, print, television, radio, online, ringless voicemails, call recording, automated dialing, and word-of-mouth marketing towards Consumers; and (xii) sales finance company, retail seller, contractor, home improvement contractor, home improvement salesperson, home alarm contractor, home alarm services, home alarm salesperson, locksmith, security alarm contractor, burglar alarm contractor, fire alarm systems contractor, fire protection contractor, electrical/electric systems contractor, life safety, and property protection contractor marketing, selling, licensing and registration requirements enforced or administered by any Governmental Authority (including for example the California Contractors State License Board).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Customer” means any Person who has elected to retain, purchase or lease the goods or services of the Company or its Affiliates.

“Customer Agreement” means any contract or agreement between (including any terms of service with) a Customer, on the one hand, and the Company or any of its Affiliates, on the other hand.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Facility” means that certain Ninth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent, as amended, restated, supplemented or modified from time to time.

“Fraud” means actual common law fraud in the making of a representation, warranty, or other statement committed by a Person making such representation, warranty, or statement with the intent to deceive another Person, and to induce any Person to enter into this Agreement or any Transaction Document and requires (a) a false representation, warranty, or statement of material fact; (b) actual knowledge or belief that such representation, warranty, or statement is false; (c) an intention to induce such other Person to whom such representation, warranty, or statement was made to act or refrain from acting in reliance upon it; (d) causing that Person, in justifiable reliance upon such false representation, warranty, or statement to take or refrain from taking action; and (e) causing such Person or any party hereto to suffer damage by reason of such reliance. For clarity, a claim for Fraud may only be made against such Person committing such Fraud, it being understood that if a Representative of a party commits Fraud, then such party shall be deemed to have committed such Fraud.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Information Statement” means the written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Written Consent and the Charter Amendment.

“Intellectual Property” shall mean any and all Intellectual Property Rights and Technology.

“Intellectual Property Rights” shall mean all intellectual property rights, industrial property rights and proprietary rights worldwide, whether registered or unregistered, including rights in and to (a) patents and utility models and inventions and invention disclosures (whether or not patentable), (b) copyrights and moral rights, (c) trade secrets, know-how, proprietary information (such as processes, formulae, models and methodologies), business or financial information, technical or engineering information and other non-public or confidential information (“Trade Secrets”), (d) trademarks, trade names, logos, service marks, trade dress, slogans, corporate names, DBAs, other similar designations of source or origin and general intangibles of like nature, and (e) domain names and any provisionals, divisionals, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions of any of the foregoing (as applicable).

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by the Investor of any of the Transactions on a timely basis in accordance with the terms of this Agreement or (ii) the compliance by the Investor with its obligations under this Agreement.

“Investor Rights Agreement” means that certain Investor Rights Agreement to be entered into by and between the Company and the Investor on the Closing Date, the form of which is set forth as Annex II hereto, as it may be amended, supplemented or otherwise modified.

“Issued Shares” means the number of shares of Class B Common Stock equal to (i) the quotient of $450,000,000 divided by the Purchase Price or (ii) at the Investor’s election at any time prior to the Closing Date, 9.9% of the issued and outstanding Common Stock on an as-converted basis as of immediately after the Closing (which, for the avoidance of doubt, shall include the Issued Shares), in each case rounded down to the nearest whole share.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Letter after reasonable inquiry by such individuals of direct reports who would reasonably be expected to have actual knowledge.

“Majority Stockholders” means, collectively, Prime Security Services TopCo (ML), L.P. and Prime Security Services TopCo (ML II), L.P..

“Material Adverse Effect” means any effect, change, event or occurrence that has a material adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or that individually or in the aggregate has a material adverse effect on the performance of the Transaction Documents or consummation of the Transactions; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in, or issuances of new, Laws or GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (2) the execution, announcement or performance of this Agreement or the consummation of the Transactions or the transactions contemplated by the Commercial Agreement, including the impact thereof on relationships, contractual or otherwise, with Customers, suppliers, distributors, partners, employees or regulators, or any claims or litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement, the Transactions or the transactions contemplated by the Commercial Agreement, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, epidemics, pandemics or disease outbreaks (including the COVID-19 pandemic), earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries that is required by this Agreement or with the Investor’s written consent or at the Investor’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement, (6) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Investor or any of its Affiliates, (7) any decline in the market price, or change in trading volume, of the capital stock of the Company or (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (9) hereof) is a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) or clauses (B)(1), (3) or (4) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect if such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Purchase Price” means a dollar amount per Issued Share equal to $8.22 less the amount of any cash dividend declared by the Company after the date hereof and prior to the Closing Date to the extent the Investor is not entitled to receive, as a holder of the Issued Shares on the relevant record date, such dividend.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all returns, declarations and reports (including any attached schedules) filed or required to be filed with a Tax authority, including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure.

“Technology” shall mean any or all of the following (but not the Intellectual Property Rights therein): (a) works of authorship, including software and documentation; (b) inventions (whether or not patentable), discoveries and improvements, methods and processes; (c) Trade Secrets; (d) databases, data compilations and collections and customer and technical data, (e) devices, prototypes, designs and schematics and (f) tangible items related to, constituting, disclosing or embodying any Intellectual Property Rights or any or all of the foregoing, including all versions thereof.

“Transaction Documents” means this Agreement, the Commercial Agreement, the Investor Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Commercial Agreement and the Investor Rights Agreement.

“Transactions” means the Purchase, the Charter Amendment and the other transactions contemplated by this Agreement, the Investor Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated hereby or thereby; provided that, for purposes of this Agreement, in no event shall “Transactions” be deemed to include the transactions contemplated by the Commercial Agreement.

(b) In addition to the terms defined in Section 1.01(b), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	3.07
ADT LLC	Recitals
Agreement	Preamble
Applicable Date	Article III
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Benefit Plan	3.23
Capitalization Date	3.02(a)
Charter Amendment	6.01(c)
Clean Team Agreement	5.05
Closing	2.02
Closing Date	2.02
Code	3.23
Commercial Agreement	Recitals
Company	Preamble
Company Board	Recitals
Company Disclosure Letter	Article III
Company Fundamental Representations	6.03(a)
Company Material Software	3.09(f)
Company Preferred Stock	3.02(a)
Company Requisite Approval	3.03(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Confidential Information	5.05
Confidentiality Agreement	5.05
Contract	3.03(b)
Environmental Laws	3.24
ERISA	3.23
Filed SEC Documents	Article III
HSR Act	5.03(d)
Investment Company Act	3.19
Investor	Preamble
IRS	5.07
IT Assets	3.28
Judgments	3.07
Laws	3.08
Material Contracts	3.17
Money Laundering Laws	3.27
Multiemployer Plan	3.23
OFAC	3.26
PBGC	3.23

Term	Section
Permits	3.08
Personal and Device Data	3.29
Privacy Requirements	3.29
Privacy Shield Frameworks	3.29
Purchase	2.01
Related Parties	8.14
Restraints	6.01(d)
Security Incident	3.29
Significant Subsidiaries	3.01(c)
Termination Date	7.01(b)
WARN	3.21
Written Consent	Recitals

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the Issued Shares for a purchase price per share equal to the Purchase Price and an aggregate purchase price equal to the Aggregate Purchase Price. The purchase and sale of the Issued Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

Section 2.02 Closing. On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur at 10:00 a.m. (New York City time) on the second Business Day after all of the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) either (i) remotely via telephone or video conference, (ii) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, or (iii) at such other place, time or date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).

(a) At the Closing:

(i) the Company shall deliver to the Investor (1) the Issued Shares, free and clear of all liens, except restrictions imposed by applicable securities Laws, the Company Charter (as amended by the Charter Amendment) and the Transaction Documents, and (2) a duly executed counterpart of the Investor Rights Agreement; and

(ii) the Investor shall (1) pay the Aggregate Purchase Price to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing, and (2) deliver to the Company a duly executed counterpart of the Investor Rights Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed a disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC (and remaining publicly available) after January 18, 2018 (the “Applicable Date”) and prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.02(a), 3.03, 3.11 and 3.12):

Section 3.01 Organization; Standing; Subsidiaries.

(a) The Company is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence and good standing) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Organizational Documents are included in the Filed SEC Documents. Except as disclosed in the Filed SEC Documents, the Company is not in violation of the Company Organizational Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 except for Subsidiaries that would not constitute a “significant subsidiary” (as defined in Rule 405 under the Securities Act). Each of ADT LLC, Prime Security Services Borrower, LLC, a Delaware limited liability company, Prime Security Services Holdings, LLC, a Delaware limited liability company, The ADT Security Corporation, a Delaware corporation, ADT Commercial LLC, a Colorado limited liability company, and Defenders, LLC, an Indiana limited liability company (collectively, the “Significant Subsidiaries”), is wholly owned, directly or indirectly, by the Company and is a “significant subsidiary” (as defined in Rule 405 under the Securities Act) of the Company. All of the issued and outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and, in the case of corporations, are fully paid and non-assessable, and (ii) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Filed SEC Documents, the Company’s Subsidiaries are not in violation of their respective organizational documents.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 3,999,000,000 shares of Common Stock and 250,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the Closing Date, following the Charter Amendment, the authorized capital stock of the Company shall consist of 3,999,000,000 shares of Common Stock, 100,000,000 shares of Class B Common Stock and 1,000,000 shares of Company Preferred Stock. At the close of business on July 29, 2020 (the “Capitalization Date”), (i) no shares of Company Preferred Stock were issued or outstanding; (ii) 770,433,609 shares of Common Stock were issued and outstanding (including 9,594,122 shares of unvested restricted Common Stock and 55,033 shares of Common Stock underlying outstanding Company Restricted Stock Awards) and no shares of Common Stock were held by the Company in its treasury; and (iii) there were (A) 39,927,936 shares of Common Stock underlying outstanding Company Options, and (B) 17,755,905 shares of Common Stock subject to outstanding Company RSU Awards, in each such case as granted or provided for under any Company Stock Plan. From the close of business on the Capitalization Date until the date of this Agreement, no options to purchase shares of Common Stock have been granted and no shares of Common Stock have been issued, except for shares of Common Stock issued pursuant to the exercise of Company Options or the vesting and/or settlement of Company RSU Awards or Company Restricted Stock Awards, in all cases, in accordance with the terms of the Company Stock Plans.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Options or the forfeiture or withholding of Taxes with respect to the exercise of Company Options or the vesting and/or settlement of Company RSU Awards or Company Restricted Stock Awards), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as disclosed in the Filed SEC Documents, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, and there are no Contracts to require the Company to include any such securities in the Issued Shares to be sold pursuant to this Agreement, except for such Contracts that have been validly waived in writing prior to the date hereof. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of the Company Organizational Documents or any preemptive right, resale right, right of first refusal or similar right. The Issued Shares and the shares of Common Stock issuable upon conversion of the Issued Shares will be, when issued, duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to the Issued Shares. The shares of Common Stock issuable upon conversion of the Issued Shares have been duly reserved for such issuance.

Section 3.03 Authority; Noncontravention.

(a) The Company has, and, as applicable, its Subsidiaries have, all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, and to perform its and their obligations hereunder and thereunder and to consummate the Transactions, subject only to the approval of the Charter Amendment by the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon (the “Company Requisite Approval”) and the filing of the Charter

Amendment with the Secretary of State of the State of Delaware. The execution, delivery and performance by the Company and its Subsidiaries, as applicable, of this Agreement and the other Transaction Documents, and the consummation by the Company and its Subsidiaries, as applicable, of the Transactions, have been duly authorized by the Company Board and the equivalent governing body of its Subsidiaries, as applicable, and no other corporate action on the part of the Company or its Subsidiaries, as applicable, is necessary to authorize the execution, delivery and performance by the Company and its Subsidiaries, as applicable, of this Agreement and the other Transaction Documents and the consummation by the Company and its Subsidiaries, as applicable, of the Transactions, subject only to the receipt of the Company Requisite Approval and the filing of the Charter Amendment with the Secretary of State of the State of Delaware. This Agreement and the Commercial Agreement have been, and at the Closing the other Transaction Documents to which the Company and its Subsidiaries, as applicable, are party will be, duly executed and delivered by the Company and its Subsidiaries, as applicable, and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor and its Affiliates, as applicable, constitutes (or in the case of such other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Company and its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries, as applicable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). The Company Board, at a duly called and held meeting has unanimously (A) determined that this Agreement and the Transactions, including the Charter Amendment, are advisable, fair to and in the best interests of the Company and the holders of shares of Common Stock, (B) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Charter Amendment, and (C) resolved to recommend that the holders of shares of Common Stock vote in favor of the approval of the Charter Amendment. The execution and delivery to the Company of the Written Consent constitutes the Company Requisite Approval and the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries that is required to approve the Transactions, including the Charter Amendment, is the Company Requisite Approval.

(b) Neither the execution and delivery of this Agreement or the Investor Rights Agreement by the Company or its Subsidiaries, as applicable, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company or its Subsidiaries, as applicable, with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) assuming the Charter Amendment has been filed with the Secretary of State of the State of Delaware and has become effective, the Company Organizational Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries, as applicable or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, and the Company Requisite Approval has been obtained, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, as applicable or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (i)(B) and clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04 Governmental Approvals. Except for (a) the filing of the Charter Amendment with the Secretary of State of the State of Delaware, (b) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act (including the filing of the Information Statement with the SEC and any amendments or supplements thereto), (c) compliance with the rules and regulations of the NYSE, (d) compliance with any applicable state securities or “Blue Sky” laws and (e) any change in control requirements under Consumer Protection Laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05 Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since the Applicable Date (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the

SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments which are not material, individually or in the aggregate, and the absence of footnote disclosures which if presented, would not reasonably be expected to differ materially from those presented in the audited financial statements forming part of the Company SEC Documents).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, asserted or unasserted, known or unknown, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) specifically reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of March 31, 2020 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (none of which is a liability for material breach of a Contract, tort, infringement or violation of Law), (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole). Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any material “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

(d) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed and effective to ensure that material information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is, and has been since the Applicable Date, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Since the Applicable Date through the date hereof, the Company has not identified (i) any material weakness or significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 3.06 Absence of Certain Changes.

(a) Since December 31, 2019, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice and have not taken any action that if taken after the date hereof would require the consent of the Investor pursuant to the terms of Section 5.01(c), (d), (f), (h), (i) or (k) hereof.

(b) Since December 31, 2019 there has not been any Material Adverse Effect.

Section 3.07 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries, or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

Section 3.08 Compliance with Laws; Permits. The Company and each of its Subsidiaries are and its and their business and operations are, and since the Applicable Date have been, in compliance with all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations (“Laws”), including Consumer Protection Laws, or Judgments, applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold and maintain all licenses, registrations, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold or maintain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.09 Intellectual Property. (a) The Company and its Subsidiaries own or possess adequate rights to use all Company-Owned Intellectual Property and other Intellectual Property used in or held for use in the conduct of their respective businesses, and (ii) own all right, title and interest to the Company-Owned Intellectual Property exclusively and free and clear of all liens, except where the failure to own or possess such Intellectual Property Rights or Technology would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company Registered Intellectual Property Rights are valid, sustaining and enforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries’ conduct of their respective businesses (i) does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person, and (ii) has not since the Applicable Date infringed, misappropriated, or otherwise violated any Intellectual Property of any other person, in each case in a manner that has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries has received any written notice of any claim of infringement, misappropriation or conflict with any Intellectual Property of any Person, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) To the Knowledge of the Company, the Company-Owned Intellectual Property is not being infringed, misappropriated or otherwise violated by any Person in a manner that would reasonably be expected to result in a Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to protect and maintain its Company-Owned Intellectual Property, including using commercially reasonable efforts and taking commercially necessary steps to maintain their material Trade Secrets in confidence.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor its Subsidiaries distribute or have distributed any software, the source code to which is material to the Company’s or its Subsidiaries’ business (“Company Material Software”), to third parties that, based on the distribution of the Company Material Software, requires the Company or its applicable Subsidiary to also license or make available to such third party any source code to Company Material Software that is Company-Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available any Company Material Software that is Company-Owned Intellectual Property to any escrow agent or any other Person.

Section 3.10 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing and (d) within the past three (3) years, neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

Section 3.11 No Rights Agreement; Anti-Takeover Provisions. As of the date hereof, the Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.12 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions or the transactions contemplated by the Commercial Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.13 Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08(a), the offer, sale and issuance of the Issued Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Issued Shares pursuant to this Agreement, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Issued Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Issued Shares under this Agreement to be integrated with other offerings by the Company.

Section 3.14 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

Section 3.15 Information Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Information Statement will, at the time it (and any amendment or supplement thereto) is filed with the SEC, or at the time it is first mailed to the holders of Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Information Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Information Statement based on information supplied by or on behalf of the Investor or any of its Representatives which is contained or incorporated by reference in the Information Statement.

Section 3.16 Regulatory Filings. Neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authority any required filing, declaration, listing, registration, report or submission, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable Governmental Authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 3.17 Material Contracts. The Company has described in or filed as exhibits to the Filed SEC Documents all Contracts (including all amendments thereto) that are required to be described or filed in the Filed SEC Documents (collectively, the “Material Contracts”). Each Material Contract (excluding any Benefit Plan) is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except (a) to the extent that any Material Contract expires or terminates in accordance with its terms and (b) for such failures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries (taken as a whole). As of the date hereof, neither the Company nor any of its Subsidiaries is in default under any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any Material Contract to which it is a party, by which it is bound or to which any of its properties or assets is subject, except to the extent any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.18 Properties and Assets. The Company and each of its Subsidiaries have good and marketable title in fee simple to (in the case of real property), or have valid, subsisting and enforceable leases or rights to otherwise use, all real and personal property that are material to the respective businesses of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (b) would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.19 Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Issued Shares, (a) required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

Section 3.20 Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries maintain insurance from nationally recognized, in the applicable country, insurers in such amounts and covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses, taken as a whole. All material insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, (b) there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and (c) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.21 Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of or has received written notice of any violation with respect to any federal or state law relating to employment, employment practices, terms and conditions of employment, collective bargaining, worker classification (including the proper classification of workers as independent contractors or consultants), discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has taken any action that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state, local or foreign Law (“WARN”), issued any notification of a plant closing or mass layoff required by WARN, or incurred any liability or obligation under WARN that remains unsatisfied, except as would not be reasonably be expected to have a Material Adverse Effect. Section 3.21 of the Company Disclosure Letter sets forth a list, as of the date hereof, of each collective bargaining agreement that the Company or any of its Subsidiaries is party to or bound by that is with any union or similar labor relations entity.

Section 3.22 Market Activities. The Company and its controlled Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Issued Shares.

Section 3.23 Benefit Plans. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Benefit Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including, without limitation, ERISA and the Code; (ii) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Benefit Plan and with respect to any multiemployer plan, within the meaning of Section 3(3) of ERISA (each, a “Multiemployer Plan”), to the Company’s Knowledge, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the Company’s Knowledge, whether by action or by failure to act, which would cause the loss of such qualification; (iv) with respect to any Benefit Plan sponsored or maintained by the Company or any member of its Controlled Group that is subject to Title IV of ERISA and in the case of each Multiemployer Plan, to the Company’s Knowledge: (A) there is no “accumulated funding deficiency” under Section 412 of the Code or Section 302 of ERISA, (B) no such Benefit Plan is, or, is expected to be, “at-risk” (under Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code), (C) no “reportable event” under Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred, (D) any premiums to the Pension Benefit Guaranty Corporation (“PBGC”) have been timely paid in full, and (E) no material unsatisfied liability (other than any premiums to the PBGC) under Title IV of ERISA has been, or is expected to be, incurred by the Company or any Subsidiary; and (v) none of the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) would reasonably be expected to (A) result in any material payment (including severance and unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Subsidiary of the Company under any Benefit Plan or otherwise, (B) increase any material benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment, funding or vesting of any such benefits, and (D) result in any material breach or violation of, or default under or materially limit the Company’s right to amend, modify, terminate or transfer the assets of, any Benefit Plan, except in each case with respect to the events or conditions set forth in (i) through (v) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.24 Environmental Laws. Except as disclosed in the Filed SEC Documents, the Company and each of its Subsidiaries (i) are, and at all times since the Applicable Date were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as it relates to exposure to hazardous or toxic materials), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or alleged liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Filed SEC Documents, (x) there are no proceedings that are pending, or to the Company’s Knowledge, threatened, against the Company or any of its Subsidiaries under Environmental Laws in which a Governmental Authority is also a party, other than such proceedings which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (y) the Company and its Subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries and (z) none of the Company and its Subsidiaries is aware of any material capital expenditures that will be required to comply with Environmental Laws in the next year.

Section 3.25 Foreign Corrupt Practices Act. Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, applicable legislation implementing the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder or any other similar applicable foreign or domestic law or regulation; or (iv) made any illegal bribe, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies requiring continued compliance with the laws and regulations referenced in clause (iii) of this paragraph.

Section 3.26 OFAC. Since the Applicable Date, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Issued Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 3.27 Money Laundering Laws. Since the Applicable Date, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable money laundering laws of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened in writing.

Section 3.28 Information Systems. The information technology systems, equipment and software used by the Company or any of its Subsidiaries in their respective businesses (the “IT Assets”) (a) except as described in the Company SEC Documents, have not materially malfunctioned or failed since the Applicable Date, and (b) to the Knowledge of the Company, are free of any viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its Subsidiaries. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery processes and procedures. To the Knowledge of the Company no person has gained unauthorized access to any IT Asset since June 30, 2015 in a manner that has resulted or could reasonably be expected to result in material liability to the Company.

Section 3.29 Privacy. The Company and its Subsidiaries in the past five years (a) have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, including the California Consumer Privacy Act of 2018 (California Civil Code §§ 1798.100 to 1798.199) and its implementing regulations, as amended or superseded from time to time, the Children’s Online Privacy Protection Act of 1998, 15 U.S.C. §§ 6501–6506, and its implementing rules, the EU-U.S. and Swiss-U.S. Privacy Shield Frameworks (the “Privacy Shield Frameworks”), and the Health Insurance Portability and Accountability Act of 1996, contractual obligations, applicable self-regulatory obligations, and applicable industry standards (including the PCI-DSS) (collectively, “Privacy Requirements”) applicable to the Company’s and its Subsidiaries’ receipt, access, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all Customer data, employee and contractor data, and all other information, including without limitation personally identifiable information, financial data, IP addresses, mobile or security device identifiers and device usage activity, data contained in audio recordings, telephone calls or video images of Customer sites (“Personal and Device Data”), including without limitation for the purposes of marketing or other Consumer communications and providing Customers with the requested goods and services such as monitoring Customer sites, (b) have implemented, maintained and complied at all times in all material respects with policies and procedures reasonably designed to ensure the privacy, integrity, security and confidentiality of all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by or for the Company or its Subsidiaries in connection with the Company’s and its Subsidiaries’ operation of their respective businesses, (c) have maintained and complied in all material respects with policies and procedures reasonably designed to ensure the Privacy Requirements are complied with, (d) have obtained all necessary authority, to the extent required under the Privacy Requirements, to receive, access, collect, use, transfer, store, handle, disclose or otherwise process the Personal and Device Data in its possession or under its control in connection with the operation of the Company’s or its Subsidiaries’ business, (e) have designed and maintained processes and systems to allow the Company and its Subsidiaries to comply in all material respects with any requests made by Customers in accordance with the Privacy Requirements in a timely and comprehensive manner and (f) have required all third parties to which they provide or have provided any Personal and Device Data to take reasonable and appropriate steps, and any other steps required for the Company and its Subsidiaries to comply in all material respects with their contractual obligations and the Privacy Requirements, to maintain the privacy and security of such Personal and Device Data; provided, that the reference in the first sentence of this Section 3.29 to “in the past five years” with respect to the Privacy Shield Frameworks shall be deemed to be a reference to “since October 16, 2019, the date of the Company’s initial certification under the Privacy Shield Frameworks”. The Company and its Subsidiaries have in the past five years had commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect Personal and Device Data collected by it or on its behalf from and against any accidental or unlawful destruction, loss, alteration, unauthorized access to or disclosure of, or other unauthorized use (“Security Incident”). To the Knowledge of the Company, neither the Company nor its

Subsidiaries, nor any of their respective vendors or service providers have experienced any Security Incident that has compromised, in any material respect, the privacy and/or security of any Personal and Device Data maintained or processed by or for the Company or any of its Subsidiaries in the last ten years. The Company and its Subsidiaries have not received any notice, claim or action with respect to an actual or alleged Security Incident or other misuse of any Personal and Device Data or with respect to any violation of the Privacy Requirements, and, to the Knowledge of the Company, there is no reasonable basis for such notice, claim or action. To the Knowledge of the Company, there are no outstanding information, enforcement, action, de-registrations or transfer prohibition notices or any other nature of notice or audit request under Privacy Requirements currently outstanding against the Company and its Subsidiaries, or any outstanding appeal against such notices, nor, to the Knowledge of the Company, are there any circumstances which may give rise to the giving of any such notices. The Company and its Subsidiaries have not been the subject of any investigation or proceedings by a Governmental Authority in relation to its use of Personal and Device Data, nor has there been any correspondence with a Governmental Authority on this topic. The Company and its Subsidiaries have not disclosed any Personal and Device Data to any Governmental Authorities except in conjunction with the provision of its goods and services, as required by law, or pursuant to legal process.

Section 3.30 Consumer Protection. The Company and its Affiliates and, to the Knowledge of the Company, each of its and its Affiliates’ subcontractors, vendors or other service providers, is in compliance with all Consumer Protection Laws with respect to marketing, monitoring, soliciting, selling, financing, developing, constructing, leasing, installing, owning, operating and maintaining the goods and services subject to the Customer Agreements and the entering into, and performance of obligations under, the Customer Agreements, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.31 No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing.

Section 3.32 No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither the Investor, any of its Affiliates nor any other Person (a) has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article IV, will have or be subject to any liability to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor (including the transaction contemplated by the Transaction Documents). The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01 Organization; Standing. The Investor is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite power and authority necessary to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.02 Authority; Noncontravention.

(a) The Investor has, and, as applicable, its Affiliates have, all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, and to perform its and their obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor and its Affiliates, as applicable, of this Agreement and the other Transaction Documents, and the consummation by the Investor and its Affiliates, as applicable, of the Transactions, have been duly authorized and approved by all necessary action on the part of the Investor and its Affiliates, as applicable, and no further action, approval or authorization by any of their respective stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor and its Affiliates, as applicable, of this Agreement and the other Transaction Documents and the consummation by the Investor and its Affiliates, as applicable, of the Transactions. This Agreement and the Commercial Agreement have been, and at the Closing the other Transaction Documents to which the Investor and its Affiliates, as applicable, are party will be, duly executed and delivered by the Investor and its Affiliates, as applicable, and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company and its Subsidiaries, as applicable, constitutes

(or in the case of such other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Investor and its applicable Affiliates, enforceable against the Investor and its Affiliates, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor or its Affiliates, as applicable, nor the consummation by the Investor of the Transactions, nor performance or compliance by the Investor or its Affiliates, as applicable, with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or formation, operating agreement or other comparable charter or organizational documents of the Investor or its Affiliates, as applicable, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor, any of its Subsidiaries or any of the Investor’s Affiliates, as applicable, or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor, any of its Subsidiaries or any of the Investor’s Affiliates, as applicable, is a party or accelerate the Investor’s or, if applicable, any of its Subsidiaries’ or Affiliates’, as applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03 Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority that would be required to be obtained or made by or on behalf of the Investor is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04 Available Funds. The Investor currently has, and at the Closing will have, available funds necessary to consummate the Purchase and pay the Aggregate Purchase Price on the terms and conditions contemplated by this Agreement.

Section 4.05 Ownership of Company Stock. Neither the Investor nor any of its Affiliates owns any capital stock of the Company.

Section 4.06 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions or the transactions contemplated by the Commercial Agreement based upon arrangements made by or on behalf of the Investor or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.07 Information Statement. None of the information supplied or to be supplied by or on behalf of the Investor specifically for inclusion or incorporation by reference in the Information Statement will, on the date it (and any amendment or supplement thereto) is filed with the SEC, or at the time it is first mailed to the holders of Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Investor makes no representation or warranty with respect to any statement made in the Information Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Information Statement.

Section 4.08 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement, the Investor will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto, except with respect to Fraud.

Section 4.09 Private Placement Matters. The Investor acknowledges that the offer and sale of the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (e) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (f) (1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Issued Shares and the Common Stock issuable upon conversion of the Issued Shares and to protect its own interest in connection with such investment.

Section 4.10 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries or Affiliates, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives or (b) will have or be subject to any liability to the Investor resulting from the delivery, dissemination or any other distribution to the Investor or any of its Representatives, or the use by the Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Investor or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor (including the transactions contemplated by the Transaction Documents). The Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud. The Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions and the transactions contemplated by the Transaction Documents, the Investor and its Affiliates and Representatives have relied on the results of their own independent investigation.

Section 4.11 No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Investor nor any other Person on its behalf has made or is making any other express or implied representation or warranty.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Negative Covenants. Except as required by applicable Law, Judgment or to comply with any notice, directive, guideline or recommendation from a Governmental

Authority (including those in connection with or in response to COVID-19), as expressly contemplated, required or permitted by this Agreement (including the Charter Amendment) or as described in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), unless the Investor otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), (x) the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to operate their businesses in all material respects in the ordinary course of business and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

(a) other than the authorization and issuance of the Issued Shares to the Investor and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant shares of Common Stock or other securities in the ordinary course of business (i) under Company Stock Plans in effect on the date of this Agreement, (ii) pursuant to equity awards or obligations outstanding on the date of this Agreement or granted after the date of this Agreement in accordance with (i) and not otherwise in violation of this Agreement, or (iii) in connection with the acquisition (including by merger, consolidation, or acquisition of stock or assets or otherwise) of any Person or any division or assets thereof in an amount not to exceed $50,000,000 in the aggregate;

(b) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except pursuant to (1) the cashless exercise of Company Options or the forfeiture or withholding of Taxes with respect to (x) the exercise of Company Options and the vesting and/or settlement of Company Restricted Stock Awards and Company RSU Awards or (y) other equity awards granted after the date of this Agreement under Company Stock Plans in effect on the date of this Agreement and not otherwise in violation of this Agreement or (2) any share repurchase program that was approved by the Company Board prior to the date of this Agreement;

(c) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, except for (i) any dividend or distribution by a wholly owned subsidiary of the Company to the Company or any wholly owned subsidiary of the Company and (ii) regular quarterly dividends in an amount not to exceed $0.035 per share of Common Stock in any fiscal quarter consistent with the Company’s past practice;

(d) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(e) amend the Company Organizational Documents;

(f) liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize the Company or its Significant Subsidiaries;

(g) assume, guarantee, or issue new indebtedness or make loans, advances or capital contributions in excess of $100,000,000 in the aggregate, other than (A) borrowings under the Existing Credit Facility, (B) intercompany loans, advances or capital contributions between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, (C) indebtedness or guarantees thereof incurred in the ordinary course of business or consistent with past practice and (D) indebtedness or guarantees thereof incurred by the Company or its Subsidiaries the net proceeds of which are applied (whether on or after the date on which the indebtedness is incurred) to repurchase, redeem, repay or refinance (including by way of an exchange offer, tender offer or other liability management transaction) indebtedness of the Company or its Subsidiaries existing on the date hereof;

(h) settle, waive, or forgive any amount that exceeds $50,000,000 that is owed to the Company or any of its Subsidiaries not in the ordinary course of business;

(i) change accounting policies except as required by GAAP;

(j) make any change in Tax accounting, make new Tax elections or amend a Tax Return, in each case, except as would not reasonably be expected to be materially adverse to the Company and the Subsidiaries, taken as a whole; or

(k) agree or commit to do any of the foregoing.

Section 5.02 Information Statement; Charter Amendment.

(a) As promptly as practicable after the date of this Agreement (and in any event within ten (10) days), the Company shall, with the assistance of the Investor, prepare and file with the SEC the Information Statement. The parties will cooperate with each other in the preparation of the Information Statement. The Information Statement shall contain the notice of action by written consent required by Section 228(e) of the General Corporation Law of the State of Delaware.

(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Information Statement (or any amendment or supplement thereto) by the Company, or any dissemination thereof to the holders of Common Stock, or responding to any comments from the SEC with respect thereto, the Company shall provide the Investor and the Investor’s counsel with a reasonable opportunity to review and to comment on the Information Statement or response, which the Company shall consider in good faith and include in such filing, document or response any reasonable comments reasonably proposed by the Investor and its Representatives. The Investor will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement. The Company shall promptly notify the Investor upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and the Company shall provide the Investor with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Information Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as practicable after receipt thereof. The Company shall use reasonable best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the holders of Common Stock, in each case as promptly as practicable after, and in any event within one (1) Business Day after, the later of (A) confirmation from the SEC that it has no further comments on the Information Statement or (B) expiration of the ten (10)-day period after filing of the preliminary Information Statement with the SEC in the event the SEC has not provided notice of its intent to review the Information Statement.

(c) Prior to the Closing, but in any event no earlier than the twentieth (20th) day following the mailing of the Information Statement to the holders of Common Stock, the Company shall file the Charter Amendment with the Secretary of State of the State of Delaware.

(d) If at any time prior to the Closing, any information relating to the Company or the Investor, or any of their respective Affiliates, should be discovered by a party, which information should be set forth in an amendment or supplement to the Information Statement, the party that discovers such information shall promptly notify the other party and each of the parties agrees to promptly (i) correct any information provided by it specifically for use in the Information Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Information Statement to include any information that shall become necessary in order to make the statements in the Information Statement in light of the circumstances under which they were made, not misleading. The parties further agree to cause the Information Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to holders of Common Stock, in each case as and to the extent required by applicable Law.

Section 5.03 Further Action; Reasonable Best Efforts; Filings.

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions as promptly as practicable, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

(b) Subject to applicable Law, the parties and their respective counsel shall (i) cooperate in all respects with each other in connection with any filing or submission with any Governmental Authority in connection with the Transactions and the transactions contemplated by the Commercial Agreement and in connection with any investigation or other inquiry by or before any Governmental Authority relating to the Transactions or the transactions contemplated by the Commercial Agreement, including any Action initiated by a private Person, (ii) have the right to review in advance, and to the extent practicable each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions or the transactions contemplated by the Commercial Agreement and of any material communication received or given in connection with any Action by a private Person, in each case regarding any of the Transactions or the transactions contemplated by the Commercial Agreement, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, any applicable Governmental Authority and (iv) promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions or the transactions contemplated by the Commercial Agreement. In furtherance of the foregoing, the parties hereto shall (with respect to any in-person discussion or meeting), and shall to the extent practicable (with respect to any telephonic discussion or meeting), provide the other party and their respective counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions or the transactions contemplated by the Commercial Agreement; provided that each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Affiliates, as the case may be, that appears in any filing made with, or written materials (including correspondence) submitted to, any third party and/or any Governmental Authority in connection with any governmental inquiry, investigation or Action with respect to the Transactions or the transactions contemplated by the Commercial Agreement. Notwithstanding anything to the contrary in this Section 5.03, materials provided to the other parties or their respective counsel may be redacted as necessary to address reasonable attorney-client or other privilege or confidentiality concerns.

(c) Subject to the obligations under this Section 5.03, in the event that any Action is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Transactions or the transactions contemplated by the Commercial Agreement, or any other agreement contemplated hereby, (i) each party shall cooperate in all material respects with each other and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions or the transactions contemplated by the Commercial Agreement, and (ii) the Investor must defend, at its cost and expense, any action or actions, whether judicial or administrative, in connection with the Transactions or the transactions contemplated by the Commercial Agreement.

(d) For avoidance of doubt, it is understood and agreed that nothing in this Section 5.03 applies to any necessary authorizations, orders, consents or approvals from Governmental Authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), or the expiration of any waiting period under the HSR Act. If the parties take any actions following the Transactions that would require the filing of a premerger notification form regarding securities acquired by Investor in the Transactions under the HSR Act or other Antitrust Law, Investor shall have the sole right to determine and direct the strategy and process by which the parties will seek any required approvals under the HSR Act and any other applicable Antitrust Law. Nothing in this Agreement shall require Investor or any of its Subsidiaries or Affiliates to, and, except with the prior written consent of Investor, the Company shall not take any action to, consent or proffer to divest, hold separate, or enter into any license or similar Contract with respect to, or agree to restrict the ownership or operation of, any business or assets of the Company, Investor, or any of their respective Subsidiaries or Affiliates, in each case, with the intent of obtaining approvals under the HSR Act or any other applicable Antitrust Law with respect to the Transactions. Notwithstanding anything to the contrary herein, in no event shall Investor or any of its Subsidiaries or Affiliates be obligated to litigate, appeal, or participate in the litigation or appeal of any Action, in each case, with the intent of obtaining approvals under the HSR Act or any other applicable Antitrust Law with respect to the Transactions.

Section 5.04 Public Disclosure. The Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents, the Transactions or the transactions contemplated by the Commercial Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or the Investor (or any of their respective Affiliates) (a) which does not contain any information relating to the Transactions or the transactions contemplated by the Commercial Agreement that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents, the Transactions or the transactions contemplated by the Commercial Agreement.

Section 5.05 Confidentiality. The Investor will, and will cause its Affiliates and its and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to (x) this Agreement, (y) the Mutual Confidentiality and Non-Disclosure Agreement, dated February 1, 2020, by and between the Company and the Investor (the “Confidentiality Agreement”) or (z) the Clean Team Agreement, dated May 29, 2020, by and between the Company and the Investor (the “Clean Team Agreement”) (the information referred to in clauses (x), (y) and (z) collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investor’s investment in the Company made pursuant to this Agreement or in connection with the performance of the Commercial Agreement; provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Investor, any of its Affiliates or any of their respective Representatives in violation of this Section 5.05, (ii) was or becomes available to the Investor, any of its Affiliates or any of their respective Representatives from a source other than the Company or its Representatives, provided that such source is believed by the Investor not to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Subsidiaries, (iii) at the time of disclosure is already in the possession of the Investor, any of its Affiliates or any of their respective Representatives, provided that such information is believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Subsidiaries, or (iv) was independently developed by the Investor, any of its Affiliates or any of their respective Representatives without reference to, incorporation of, or other use of any Confidential Information. The Investor agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information may be disclosed solely (i) to the Investor’s Affiliates and its and their respective Representatives on a need-to-know basis or (ii) in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are required by applicable Law, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances described in this clause (ii) the Investor, its Affiliates and its and their respective Representatives, as the case may be, shall use reasonable efforts to provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

Section 5.06 NYSE Listing of Common Stock. Prior to the Closing, the Company shall apply to cause the shares of Common Stock issuable upon conversion of the Class B Common Stock to be approved for listing on the NYSE, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of shares of Common Stock on the NYSE.

Section 5.07 Tax Matters. The Company and any applicable withholding agent shall be entitled to deduct and withhold from any amounts otherwise payable with respect to the Issued Shares or the Common Stock issuable upon conversion of the Issued Shares to the extent required by applicable Law. Any amounts that are so withheld shall be timely paid over to the appropriate tax authority and shall be treated for all purposes of the applicable Transaction Documents and Company Organizational Documents as having been paid to the Person in respect of which such deduction and withholding was made. On the date hereof and whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (and at such other times as may be requested in writing by the Company), the Investor (or any transferee) shall deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed Internal Revenue Service (“IRS”) Form W-9 or an appropriate IRS Form W-8, as applicable.

(a) The Company shall pay any and all documentary, stamp and similar issuance or transfer Tax due on the issuance of the Issued Shares and the issuance of Common Stock upon conversion of the Issued Shares.

Section 5.08 Reservation of Common Stock. So long as the Investor or any of its Affiliates hold any Issued Shares, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the maximum number of shares of Common Stock to effect the conversion of such Issued Shares.

Section 5.09 Furnishing of Information. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act or any special order of the SEC). If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Issued Shares under Rule 144.

Section 5.10 Delivery of Issued Shares After Closing. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Issued Shares within one (1) Business Day after the Closing Date.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the Company Requisite Approval shall have been obtained;

(b) the Information Statement shall have been mailed to the holders of Common Stock in accordance with Section 5.02 at least twenty (20) days prior to the Closing Date;

(c) the amendment to the Company Charter as set forth in Annex III hereto (the “Charter Amendment”) shall have been filed with the Secretary of State of the State of Delaware and shall have become effective;

(d) no Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or any applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting consummation of the Transactions; and

(e) there shall have been no termination of the Commercial Agreement that, as of the Closing, is effective.

Section 6.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect;

(b) the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing; and

(c) the Company shall have received a certificate, signed on behalf of the Investor by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03 Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Company (i) set forth in Sections 3.01(a), 3.02(a), 3.03(a), 3.11, 3.12 and 3.13 (the “Company Fundamental Representations”) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import) in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.06(b) shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date, and (iii) set forth in this Agreement, other than the Company Fundamental Representations and those set forth in Section 3.06(b), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) the Investor shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Sections 6.03(a), 6.03(b), 6.03(d), 6.03(e), 6.03(f) and 6.03(g) have been satisfied;

(d) the Investor shall have received a certificate signed by the Company’s Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Company Board approving the Transactions and the offer, issuance and sale of the Issued Shares, certifying the current versions of the certificate of incorporation and bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents;

(e) the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the Purchase and the consummation of the Transactions, all of which shall be in full force and effect;

(f) no stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other Governmental Authority with respect to public trading in the Common Stock;

(g) the Common Stock shall be listed on the NYSE and the Company shall have applied to cause the shares of Common Stock issuable upon conversion of the Issued Shares to be approved for listing on the NYSE, subject only to official notice of issuance; and

(h) the Company shall have executed and delivered to the Investor the Investor Rights Agreement.

ARTICLE VII

TERMINATION; SURVIVAL

Section 7.01 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor, upon written notice to the other, if the Closing has not occurred on or prior to November 30, 2020 (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the events specified in this Section 7.01(b);

(c) by either the Company or the Investor, if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.03;

(d) by the Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied; or

(e) by the Company, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied.

Section 7.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article I, Section 5.05, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement or from Fraud.

Section 7.03 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the Company Fundamental Representations and the representations and warranties of the Company contained in Sections 3.28, 3.29 and 3.30, which shall survive until the date that is the three (3)-year anniversary of the Closing Date, the representations and warranties made herein shall survive for two (2) years following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires. Notwithstanding any other provision set forth in this Agreement, except in the case of Fraud, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall in no event exceed the Aggregate Purchase Price; provided that, with respect to breaches of representations and warranties of the Company that are not Company Fundamental Representations, the Company shall only have any liability to the extent the aggregate amount of such liabilities exceeds an amount equal to one percent (1%) of the Aggregate Purchase Price.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto.

Section 8.02 Extension of Time, Waiver, Etc.. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 8.04 Counterparts. This Agreement and any other Transaction Documents may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

Section 8.05 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Letter, together with the other Transaction Documents, the Confidentiality Agreement and the Clean Team Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except that Section 8.14 shall be for the benefit of, and enforceable by, each of the Related Parties.

Section 8.06 Governing Law; Jurisdiction.

(a) This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur, and that time is of the essence. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)      If to the Company, to it at:

ADT Inc.

1501 Yamato Road

Boca Raton, Florida 33431

Attention:     Chief Legal Officer

Email:           DSmail@adt.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention:     Taurie M. Zeitzer

                      Justin S. Rosenberg

E-mail:          tzeitzer@paulweiss.com

                       jrosenberg@paulweiss.com

(b)      If to the Investor, to it at:

Google LLC

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attention: Tim Harrington

Email: investments-notice@google.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Michael Nordtvedt

Email: mnordtvedt@wsgr.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Transactions and the transactions contemplated by the Commercial Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Expenses incurred in connection with the filing, printing and mailing of the Information Statement shall be shared equally by the parties.

Section 8.12 Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or

“including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents delivered in writing or electronically to the Investor or its Representatives at or prior to the execution of this Agreement. The words “ordinary course of business” shall be deemed to include any action taken or not taken by the Company that has been authorized by the Company Board acting in good faith in response to the actual or anticipated effects of COVID-19 on the Company or any of its Subsidiaries. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless if otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 8.13 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 8.14 Non-Recourse. Each party hereto agrees, on behalf of itself and its Affiliates, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, the other Transaction Documents, the Transactions or the transactions contemplated by the Commercial Agreement, (b) the negotiation, execution or performance of this Agreement, the other Transaction Documents or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, the other Transaction Documents or such other agreement), (c) any breach or violation of this Agreement, the other Transaction Documents, or any other agreement referenced herein, and (d) any failure of the transactions contemplated hereby or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement or, in the case of the other Transaction Documents and the other agreements referenced herein, the persons that are expressly named as parties thereof, and, in accordance with, and subject to the terms and conditions of, this Agreement, such other Transaction Document or such other agreement referenced herein, as applicable. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement or in connection with any of the Transactions or the transactions contemplated by the Commercial Agreement shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence, it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence. Notwithstanding anything to the contrary herein or otherwise, except as contemplated in the proviso of the first sentence of this Section 8.14, with respect to each party hereto, no past, present or future director, manager, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of such named party (the “Related Parties”) shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transactions or the transactions contemplated by the Commercial Agreement, or the valid termination or abandonment of any of the foregoing.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ADT INC.

By:	/s/ Jeffrey Likosar
Name: Jeffrey Likosar
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

GOOGLE LLC

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Vice President, Corporate Development

[Signature Page to Securities Purchase Agreement]

ANNEX I

FORM OF WRITTEN CONSENT

(See attached.)

FINAL FORM

ADT INC.

WRITTEN CONSENT OF THE STOCKHOLDERS

IN LIEU OF A MEETING

Each of the undersigned, being a stockholder of ADT Inc., a Delaware corporation (the “Company”), collectively holding 651,848,348 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), constituting approximately 84.6% of the outstanding aggregate voting power of the Company entitled to vote on the matters set forth herein (each, a “Stockholder” and together, the “Stockholders”), acting by written consent in lieu of a meeting of stockholders of the Company, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware (“DGCL”), Article IX of the Amended and Restated Certificate of Incorporation of the Company (the “Existing Charter”) and Section 2.11 of the Amended and Restated Bylaws of the Company, hereby consents in writing to the adoption without a meeting of stockholders of the Company of the following resolutions and to the taking of each of the actions contemplated thereby as of the date first written above:

WHEREAS, the Board of Directors of the Company (the “Board”) has (i) determined that the amendment and restatement of the Existing Charter in the form of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the “Amended and Restated Charter”) is advisable, fair to and in the best interests of the Company and the holders of shares of Common Stock, (ii) approved the Amended and Restated Charter and submitted the Amended and Restated Charter to the holders of Common Stock for adoption thereby, and (iii) recommended that the holders of shares of Common Stock approve and adopt the Amended and Restated Charter; and

WHEREAS, the Stockholders (i) have reviewed a copy of the Amended and Restated Charter and (ii) desire to approve and adopt the Amended and Restated Charter.

NOW, THEREFORE, BE IT:

RESOLVED, that the Amended and Restated Charter be, and hereby is, approved, adopted and confirmed in all respects; and be it further

RESOLVED, that the Stockholders hereby waive any and all notice requirements imposed by the DGCL or other applicable law with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent; and be it further

RESOLVED, that the Board may abandon the Amended and Restated Charter, before or after stockholder approval thereof, without further action by the stockholders at any time prior to the effectiveness of the Amended and Restated Charter; and be it further

RESOLVED, that the officers of the Company be, and each hereby is, authorized, empowered and directed, for and on behalf of the Company, to take any and all actions, to negotiate for and enter into agreements and amendments to agreements, to perform all such acts and things, to execute, file, deliver or record in the name and on behalf of the Company, all such certificates, instruments, agreements or other documents, and to make all such payments as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the purpose and intent of, or consummate the transactions contemplated by the foregoing resolutions and/or all of the transactions contemplated therein or thereby, the authorization therefor to be conclusively evidenced by the taking of such action or the execution and delivery of such certificates, instruments, agreements or documents.

This written consent shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This written consent may be executed by facsimile or portable document format (.pdf) and when so executed shall be deemed to be an original.

The Secretary of the Company is hereby directed to file a signed copy of this Consent in the minute book of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned Stockholders have duly executed this written consent as of the date(s) set forth below.

PRIME SECURITY SERVICES TOPCO (ML), L.P.

By:	Prime Security Services TopCo (ML), LLC,
its general partner

By:	Prime Security Services TopCo Parent GP, LLC,
its sole member

By:
Name: Laurie D. Medley
Title: Vice President
Date:

PRIME SECURITY SERVICES TOPCO (ML II), L.P.

By:	Prime Security Services TopCo (ML II), LLC,
its general partner

By:	Prime Security Services GP, LLC,
its sole member

By:
Name: Laurie D. Medley
Title: Vice President
Date:

[Signature Page to Written Consent of Stockholders]

Exhibit A

Form of Amended and Restated Charter

See attached.

ANNEX II

FORM OF INVESTOR RIGHTS AGREEMENT

(See attached.)

FINAL FORM

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

ADT INC.

AND

GOOGLE LLC

DATED AS OF

[•], 2020

TABLE OF CONTENTS

Section 1	Definitions	1

Section 2	Transfer Restrictions	5

2.1.	Transfer Restrictions	5

Section 3	Securities Restrictions; Legends	8

3.1.	Securities Restrictions; Legends	8

Section 4	Registration Rights	10

4.1.	Shelf Registration Statement	10

4.2.	Demand Registration Rights	10

4.3.	Piggy-Back Registration Rights	12

4.4.	Registration Procedures	13

4.5.	Company Suspension Rights	16

4.6.	Expenses	16

4.7.	Indemnification	16

4.8.	Assignment	18

Section 5	Drag-Along Rights	19

5.1.	General	19

5.2.	Notice	19

5.3.	Terms of a Drag-Along Transaction	19

5.4.	Cooperation	20

5.5.	Costs	20

5.6.	Drag-Along Transaction Not Consummated	20

Section 6	Reorganization Transactions	21

Section 7	Miscellaneous Provisions	21

7.1.	Governing Law; Jurisdiction; Waiver of Jury Trial	21

7.2.	Amendment	22

7.3.	Termination	22

7.4.	Transfer of Lock-Up Shares	23

7.5.	Notices	23

7.6.	Specific Performance	24

7.7.	Treatment of Certain Transfers	24

7.8.	Counterparts	24

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7.9.	Severability	24

7.10.	Further Efforts	25

7.11.	Extension of Time, Waiver, Etc.	25

7.12.	Entire Agreement; No Third-Party Beneficiaries	25

7.13.	No Personal Liability	25

7.14.	Non-Recourse	25

7.15.	No Partnership Status	26

7.16.	Binding Effect	26

7.17.	Further Acknowledgements	26

7.18.	Interpretation	27

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This INVESTOR RIGHTS AGREEMENT is made as of [•], 2020 (this “Agreement”) by and between ADT Inc., a Delaware corporation (the “Company”), and Google LLC, a Delaware limited liability company (the “Investor” and, together with the Company, the “Parties”). Capitalized terms used herein but not defined herein are as defined in the Purchase Agreement (as defined below).

WHEREAS, in connection with the transactions contemplated by that certain Securities Purchase Agreement by and between the Company and the Investor, dated as of July 31, 2020 (the “Purchase Agreement”), the Investor received the number of shares of Class B common stock, par value $0.01 per share, in the Company (“Class B Common Stock”) that constitute the Issued Shares (the Issued Shares and the shares of Common Stock issuable upon the conversion of the Issued Shares, the “Lock-Up Shares”); and

WHEREAS, as a condition to the willingness of the Company and the Investor to consummate the transactions contemplated by the Purchase Agreement and for other good and valuable consideration received, the Parties are entering into this Agreement, which sets forth certain terms and conditions regarding, among other things, transfer restrictions and registration rights to which the Lock-Up Shares will be subject.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1 Definitions.

As used in this Agreement:

“Acceptance Notice” shall have the meaning ascribed to such term in Section 2.1(d).

“Activist Shareholder” means, as of any date of determination, a Person (other than the Investor and its Affiliates) that, to the Investor’s actual knowledge (after reasonable inquiry, which shall be satisfied by review of Factset, Activist Insight or a similar online resource), has, directly or indirectly through its Affiliates, whether individually or as a member of a “group” (as defined in Section 13(d)(3) of the Exchange Act), within the three (3)-year period immediately preceding such date of determination (i) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (ii) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (iii) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person, or (iv) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Acceptance Notice” shall have the meaning ascribed to such term in Section 2.1(d).

“ADT LLC” shall have the meaning ascribed to such term in Section 2.1(a).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding anything herein to the contrary, for purposes of this Agreement, other than in the case of the definitions of “Control Transfer,” “Transferring Party” and “Related Parties,” Section 5.1, Section 5.3(c), Section 7.14, and Section 7.17, no portfolio company (other than the Company and its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc. shall be deemed Affiliates of any of the Company or its Subsidiaries, nor shall any of the Company or its Subsidiaries be deemed Affiliates of any portfolio company (other than any of the Company or its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof.

“Class B Common Stock” has the meaning ascribed to such term in the preamble.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning ascribed to such term in the preamble.

“Control Transfer” means a Transfer (other than a Permitted Transfer) which would have the effect of transferring to a Person or Group that is not an Affiliate of TopCo Parent (a) a number of shares of Common Stock such that, following the consummation of such Transfer, such Person or Group possesses fifty percent (50%) or more of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer or otherwise) or (b) all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis).

“Defenders Agreement” means that certain Investor Rights Agreement, dated January 6, 2020, by and among the Company and the holders thereto, as may be amended, supplemented, restated or otherwise modified from time to time.

“Drag-Along Holder” has the meaning ascribed to such term in Section 5.1.

“Drag-Along Notice” has the meaning ascribed to such term in Section 5.2.

“Drag-Along Transaction” has the meaning ascribed to such term in Section 5.1.

“Exempt Prospectus Supplement” means any prospectus supplement to a Registration Statement pursuant to which the Company shall offer solely equity securities as consideration for an acquisition. For the avoidance of doubt, a prospectus supplement that provides for the offer of securities by any Person other than the Company shall not be an Exempt Prospectus Supplement.

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“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Inspectors” has the meaning ascribed to such term in Section 4.4(o).

“Investor” has the meaning ascribed to such term in the preamble.

“Investor Side Agreement” has the meaning ascribed to such term in Section 2.1(a).

“Lock-Up Period” has the meaning ascribed to such term in Section 2.1.

“Lock-Up Shares” has the meaning ascribed to such term in the preamble.

“Marketable Securities” means any security that (i) is of a class that is publicly traded on a U.S. national securities exchange and (ii) as of the relevant date of determination, is not subject to any material legal or other restrictions (including volume and timing) on the sale or disposition thereof.

“New Holdco” has the meaning ascribed to such term in Section 6.

“Non-Control Transfer” has the meaning ascribed to such term in Section 2.1(a).

“offer” means an irrevocable written offer.

“Offering Party” has the meaning ascribed to such term in Section 2.1(d).

“Permitted Transfer” has the meaning ascribed to such term in Section 2.1(b).

“Prohibited Transferee” means (i) Vivint Smart Home, Inc., Monitronics International, Inc. (doing business as Brinks Home Security), Comcast Corporation and AT&T Inc. (as well as their respective Affiliates and any direct or indirect successors or assigns of such Persons or Affiliates) and (ii) any Activist Shareholder.

“Proposed Sale” has the meaning ascribed to such term in Section 2.1(d).

“Records” has the meaning ascribed to such term in Section 4.4(o).

“Registrable Securities” shall mean (i) any shares of Common Stock owned by the Investor or issued or issuable (directly or indirectly) upon conversion and/or exercise of any Issued Shares or other securities of the Company owned by the Investor or acquired by the Investor after the date hereof, and (ii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clause (i); provided, however, that any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities are distributed, or eligible to be sold, pursuant to Rule 144 (without regard to volume and holding

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period limitations or public information requirements) under the Securities Act and (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky Law then in force; provided, that for the avoidance of doubt, shares of the Class B Common Stock shall not constitute Registrable Securities.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 23, 2018, between TopCo Parent (as defined below) and the Company, as amended by that certain Amendment, dated June 22, 2018, among TopCo Parent, Prime Security Services TopCo Parent II, L.P. and the Company.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

“Related Parties” has the meaning ascribed to such term in Section 7.14.

“Reorganization” has the meaning ascribed to such term in Section 6.

“Required Information” has the meaning ascribed to such term in Section 4.1(c).

“ROFR Acceptance Period” has the meaning ascribed to such term in Section 2.1(d).

“ROFR Offer” has the meaning ascribed to such term in Section 2.1(d).

“ROFR Purchase Price” has the meaning ascribed to such term in Section 2.1(d).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

“Securities Indemnified Party” has the meaning ascribed to such term in Section 4.7(c).

“Securities Indemnifying Party” has the meaning ascribed to such term in Section 4.7(c).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3 (or any successor form or other appropriate

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form under the Securities Act), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company. For purposes of clarity, this term shall include a Registration Statement of the Company filed with the SEC on such other form available to register for resale all of the Registrable Securities as a secondary offering, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3.

“Specified Non-Control Transfer” has the meaning ascribed to such term in Section 2.1(a).

“TopCo Parent” means Prime Security Services TopCo Parent, L.P., a Delaware limited partnership.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities beneficially owned by such Person or of any interest in any shares of equity securities beneficially owned by such Person. The terms “Transfers”, “Transferred” and “Transferring” shall have correlative meanings.

“Transferring Party” has the meaning ascribed to such term in Section 2.1(a).

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

Section 2 Transfer Restrictions.

2.1. Transfer Restrictions.

(a) Except as otherwise permitted in this Agreement or as otherwise set forth in that certain Investor Side Agreement, dated as of July 31, 2020 and effective as of the Closing, by and between TopCo Parent and the Investor (the “Investor Side Agreement”), until the earlier of (x) the date that is the three (3)-year anniversary of the date hereof, (y) the date on which the Master Supply, Distribution, and Marketing Agreement, dated as of the date hereof, by and between ADT LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“ADT LLC”), and the Investor (the “Commercial Agreement”) has been validly terminated for any reason other than termination by ADT LLC pursuant to Sections 9.1 or 9.3 thereof, and (z) June 30, 2022, if ADT LLC breaches Section 4 of Exhibit A of the Commercial Agreement (the “Lock-Up Period”), the Investor will not (i) Transfer any Lock-Up Shares or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any Lock-Up Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Lock-Up Shares or any other capital stock of the Company; provided that if (A) prior to the date that is the one (1)-year anniversary of the date hereof, TopCo Parent or any of its Affiliates (other than the Company and its Subsidiaries) (each,

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a “Transferring Party”) undertakes a Transfer (or a series of Transfers) of equity securities of the Company to a non-Affiliated third party or parties that is not a Control Transfer and results in TopCo Parent and its Affiliates holding less than fifty percent (50%) of the outstanding voting or equity securities of the Company or the voting power to elect a majority of the Board (a “Specified Non-Control Transfer”), then, following the date that is the one (1)-year anniversary of the date hereof, the restrictions set forth in this Section 2.1(a) shall no longer apply to the number of Lock-Up Shares that equals (1) the sum of the shares of Common Stock and Class B Common Stock held by the Investor on such one-year anniversary divided by (2) the aggregate number of shares of Common Stock and Class B Common Stock that were outstanding as of the date of the first such Specified Non-Control Transfer or such one (1)-year anniversary, whichever is lower multiplied by (3) the number of shares that the Transferring Party Transferred in the Specified Non-Control Transfer(s), or (B) on or after the date that is the one (1)-year anniversary of the date hereof and prior to the expiration of the Lock-Up Period, a Transferring Party undertakes a Transfer of Common Stock to a non-Affiliated third party that is not a Control Transfer (a “Non-Control Transfer”), the restrictions set forth in this Section 2.1(a) shall no longer apply to the number of Lock-Up Shares that equals (1) the sum of shares of Common Stock and Class B Common Stock then held by Investor divided by (2) the aggregate number of shares of Common Stock and Class B Common Stock that were outstanding as of the date of such Non-Control Transfer multiplied by (3) the number of shares that the Transferring Party Transferred to the non-Affiliated third party in the Non-Control Transfer.

(b) Notwithstanding Section 2.1(a), the Investor shall be permitted to Transfer any portion or all of its Lock-Up Shares at any time under the following circumstances (each, a “Permitted Transfer”):

(i) Transfers to any controlled Affiliates of the Investor, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Lock-Up Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a controlled Affiliate of the transferor;

(ii) Transfers to the extent necessary to cause the aggregate number of Lock-Up Shares beneficially owned by the Investor and its Affiliates not to exceed 9.9% of the then outstanding Common Stock on an as-converted basis, including in connection with the Company conducting self-tender offers, share repurchase programs or other types of repurchases of outstanding shares of Common Stock; provided, that, promptly following the end of each fiscal quarter of the Company, the Company shall cause its transfer agent to provide a written statement to the Investor setting forth the number of shares of Common Stock outstanding as of the last day of such fiscal quarter;

(iii) Transfers in connection with a Drag-Along Transaction pursuant to the terms of Section 5;

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(iv) Transfers in accordance with the Investor Side Agreement; and

(v) Transfers that have been approved in writing by the Board (and, for the avoidance of doubt, if the Investor does Transfer Lock-Up Shares to a third party with the Board’s prior written consent, the restrictions set forth in Section 2.1 shall not apply to such third party with respect to such Lock-Up Shares).

(c) Notwithstanding Section 2.1(a) and Section 2.1(b), but subject to Section 2.1(d), unless the Lock-Up Period shall have terminated as a result of Section 2.1(a)(y) or (z) (in which case the restrictions set forth in Section 2.1 shall no longer remain in effect), the Investor will not at any time during or following the Lock-Up Period, without the prior written consent of the Company, directly or knowingly indirectly:

(i) Transfer any Lock-Up Shares to a Prohibited Transferee or to a Person or “group” (as defined in Section 13(d)(3) of the Exchange Act) that, after giving effect to a proposed Transfer, would beneficially own greater than five percent (5%) of the then outstanding Common Stock on an as-converted basis; or

(ii) Transfer, on any day, an aggregate number of Lock-Up Shares that would be in excess of ten percent (10%) of the average daily trading volume of the Common Stock for the preceding four weeks on the NYSE; provided that, notwithstanding the foregoing, the Investor shall be permitted to undertake one (1) Transfer per week by means of a block trade (even if the number of Lock-Up Shares Transferred in such block trade exceeds the foregoing limitation) so long as the Lock-Up Shares Transferred in such block trade are the only Lock-Up Shares Transferred by the Investor and its Affiliates on such trading day.

Notwithstanding the foregoing, nothing in this Section 2.1(c) shall restrict any Transfer into the public market pursuant to a bona fide, broadly distributed underwritten public offering made pursuant to Section 4.

(d) At any time following the expiration of the Lock-Up Period, in the event that the Investor or its permitted transferees receive a bona fide offer or offers from a third party (such party, an “Offering Party”) to Transfer to the Offering Party any portion of the Lock-Up Shares held by the Investor or its permitted transferees for cash consideration and the Investor or its permitted transferees would otherwise be prohibited by Section 2.1(c)(i) from making such Transfer (a “Proposed Sale”), the Investor or its permitted transferees shall promptly deliver to the Company in writing a notice of the Proposed Sale (the “ROFR Offer”) setting forth in reasonable detail (a) a description of the Proposed Sale and the identification of the Offering Party, (b) the number of Lock-Up Shares subject to the ROFR Offer and the amount of cash consideration therefor (the amount of consideration, the “ROFR Purchase Price”) and (c) any and all other material terms and conditions of the ROFR Offer. The Company shall have the right (but not the obligation) to elect to purchase all (but not less than all) of the Lock-Up Shares subject to the ROFR Offer (at the Purchase Price and on the terms and conditions set forth in the ROFR Offer) within ten (10) days of its receipt of the ROFR Offer (such period of time, the “ROFR Acceptance Period”). If the Company accepts the ROFR Offer as to all (but not less than all) of the Lock-Up Shares subject to the ROFR Offer, it shall evidence its acceptance by delivering to the Investor or

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its permitted transferees a written notice of intent to purchase the Lock-Up Shares subject to the ROFR Offer (such notice, an “Acceptance Notice”). The consummation of the acquisition of the Lock-Up Shares subject to the Acceptance Notice shall be consummated within thirty (30) days following receipt by the Investor or its permitted transferee of the Acceptance Notice, at which time the ROFR Purchase Price shall be paid in cash to the Investor or its permitted transferees, and the Investor or its permitted transferees shall deliver to the Company the certificates representing the Lock-Up Shares so purchased, duly endorsed for Transfer or accompanied by duly executed stock powers or assignment forms, or in the event any such certificates are alleged to have been lost, stolen or destroyed, an affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company (including, if so requested, a bond in customary amount), and evidence of good title to the Lock-Up Shares subject to the ROFR Offer so purchased and the absence of liens, encumbrances and adverse claims with respect thereto and such other matters as are deemed necessary by the Company for the proper Transfer of the applicable Lock-Up Shares to the Company. If the Company does not accept the ROFR Offer with respect to all of the Lock-Up Shares subject to the ROFR Offer prior to the expiration of the ROFR Acceptance Period, the Investor or its permitted transferees shall be permitted to Transfer all (but not less than all) of the Lock-Up Shares described in the ROFR Offer to the Offering Party at a price not less than the Purchase Price and otherwise on terms and conditions not more favorable to the Offering Party than those set forth in the ROFR Offer and the restrictions set forth in Section 2.1(c)(i) shall not apply to such Proposed Sale; provided, however, if such Proposed Sale to the Offering Party is not consummated within sixty (60) days after the expiration of the ROFR Acceptance Period, the restrictions set forth in Section 2.1(c)(i) shall again apply to the applicable Lock-Up Shares, and no Transfer of such Lock-Up Shares that is otherwise prohibited by Section 2.1(c)(i) may be made thereafter by the Investor or its permitted transferees without first complying with the procedures set forth in this Section 2.1(d).

Section 3 Securities Restrictions; Legends.

3.1. Securities Restrictions; Legends.

(a) The Investor acknowledges that its Lock-Up Shares have not been registered under the Securities Act and as such its Lock-Up Shares may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Investor agrees that it will not make any Transfer at any time if such action would or would be likely to (i) constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Lock-Up Shares under any such Laws or (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940.

(b) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall (unless otherwise permitted by the provisions of Section 3.1(e) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE,

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PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Lock-Up Shares shall bear the legend set forth above unless (a) in such opinion of counsel to the Company registration of any future transfer is not required by the applicable provisions of the Securities Act or (b) the Company shall have waived the requirement of such legends.

(d) When (i) any Lock-Up Shares are sold or otherwise Transferred pursuant to an effective Registration Statement under the Securities Act or (ii) the Investor has transferred or intends to transfer such shares pursuant to Rule 144, the Investor shall be entitled to receive from the Company, without expense to the Investor, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock or Class B Common Stock, as applicable, not bearing the restrictive legend set forth above.

(e) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall during the Lock-Up Period be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [•], 2020, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN, AND AN INVESTOR SIDE AGREEMENT, DATED AS OF JULY 31, 2020, BY AND BETWEEN TOPCO PARENT AND THE OTHER PARTIES NAMED THEREIN, IN EACH CASE, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT OR INVESTOR SIDE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER AND OWNERSHIP OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE INVESTOR HEREOF UPON WRITTEN REQUEST.”

(f) At the expiration of the Lock-Up Period, the Investor shall be entitled to receive from the Company, without expense and without undue delay, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock or Class B Common Stock, as applicable, not bearing the restrictive legend set forth above in Section 3.1(e).

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Section 4 Registration Rights.

4.1. Shelf Registration Statement.

(a) Obligation to File Shelf Registration Statement. Subject to the receipt of the Required Information (as defined below), the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale by the Investor from time to time of all its Registrable Securities in accordance with the methods of distribution set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act or become automatically effective, as applicable, no later than upon the expiration of the Lock-Up Period (for purposes of clarity, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3, such registration shall be on such other form available to register for resale all of the Registrable Securities as a secondary offering).

(b) Continued Effectiveness. Subject to the provisions of Section 4.5, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the earlier of (a) the day the Investor no longer holds any Registrable Securities and (b) the third year anniversary of the expiration of the Lock-Up Period.

(c) Required Information. The Investor agrees to promptly provide to the Company any information reasonably requested by the Company in order to satisfy the applicable disclosure requirements in connection with any Shelf Registration Statement or prospectus forming a part thereof (the “Required Information”). It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1(c) with respect to any Registrable Shares held by the Investor that the Company shall have received all the applicable Required Information from the Investor, it being understood that the Investor shall consult as appropriate with its own counsel and advisors at its own expense in connection with the completion of the Required Information.

4.2. Demand Registration Rights.

(a) Requests for Marketed Underwritten Offerings. The Investor may from time to time request to sell Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company (a “Marketed Underwritten Offering”); provided that in the case of each such Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $100 million; and provided, further, that the Company shall not be required to effect (A) a Marketed Underwritten Offering if another Marketed Underwritten Offering has been effected and priced within ninety (90) days or (B) more than two Marketed Underwritten Offerings within any 12-month period.

(b) Requests for Non-Marketed Underwritten Offerings. The Investor may from time to time request to sell Registrable Securities in an underwritten offering that is registered under the Shelf Registration Statement that does not include any marketing efforts by the Company

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or its management, including a “block trade” and an “overnight transaction” (a “Non-Marketed Underwritten Offering”); provided, that, in the case of each such Non-Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $20 million.

(c) Requests for Non-Underwritten Offerings. The Investor may from time to time request to initiate an offering or sale of all or part of its Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”), the Investor shall so indicate in a written request delivered to the Company no later than three (3) Business Days prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the type and total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown and (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown.

(d) Underwritten Offering Notices. All requests for Underwritten Offerings shall be made by giving written notice to the Company (an “Underwritten Offering Notice”), and upon receipt of an Underwritten Offering Notice the Company shall use its reasonable best efforts to effect an Underwritten Offering as expeditiously as reasonably possible for the number of Registrable Securities requested and in the manner requested by the Investor, subject to the terms of this Agreement. Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in the Underwritten Offering, (ii) whether such offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, (iii) the intended marketing efforts, if any, and (iv) the name(s) of the underwriter(s), if then known.

(e) Selection of Underwriters and Underwriting Agreement. In an Underwritten Offering, (i) the Investor shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, and (ii) the Company shall enter into an underwriting agreement that is reasonably acceptable to the Investor and the Company, which agreement shall contain representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(f) Cut-backs. The Investor acknowledges that certain other stockholders of the Company have demand rights and piggyback rights pursuant to the Registration Rights Agreement and the Defenders Agreement. If, in connection with an Underwritten Offering, the lead bookrunning underwriters advise the Company, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Underwritten Offering would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such Underwritten Offering only such securities as the Company is reasonably advised by such underwriters can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of securities requested to be included in such Underwritten Offering by (a) the Investor, (b) by any Stockholder (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement and (c) any other stockholders holding pari passu registration rights, pro rata based upon the number of securities

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which such holders requested to be included in such offering; and (ii) second, securities the Company proposes to sell for its own account.

4.3. Piggy-Back Registration Rights.

(a) Participation. After the expiration of the Lock-Up Period, in the event that the Company proposes to register any shares of Common Stock under the Securities Act (other than pursuant to (a) a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act or (b) an Exempt Prospectus Supplement), for its own account or the account of any of its other stockholders, including take-downs or offerings off a Shelf Registration Statement (excluding block trades and overnight transactions), the Company shall give the Investor prior written notice (the “Piggy-Back Notice”) of its intention to effect such a registration at least ten (10) Business Days before the anticipated filing date, or at least two (2) Business Days in the case of a block trade or an overnight transaction. The Piggy-Back Notice shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of shares of Common Stock that the Company intends to include in such Registration Statement. Subject to Section (b), the Investor shall have the right (the “Piggy-Back Registration Right”) to request that the Company use its reasonable best efforts to cause all the Registrable Securities that the Investor specifies in a written request and delivers to the Company within five (5) Business Days after the giving of such Piggy-Back Notice to be included in such registration on the same terms and conditions as the other securities otherwise being sold in such registration.

(b) Underwriter’s Cutback. If the Piggy-Back Notice is with respect to a registration of securities in an Underwritten Offering, the Company shall so advise the Investor in the Piggy-Back Notice and the Investor shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for the Underwritten Offering. Notwithstanding any other provision of this Section 4.3, if the managing underwriter or underwriters determine that the inclusion of some or all of the Registrable Securities and securities proposed to be included in the registration and the Underwritten Offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such Registration Statement only such number of Registrable Securities and securities as such underwriters have advised the Company can be sold in such offering without such adverse effect, to be allocated in the following manner: (i) first, one hundred percent (100%) of the securities that the Company proposes to sell for its own account; (ii) second, the number of securities, if any, requested to be included in such offering by any stockholder pursuant to the Registration Rights Agreement; (iii) third, the number of securities requested to be included in such offering by any stockholder pursuant to the Defenders Agreement; (iv) fourth, the number of Registrable Securities requested to be included in such offering by the Investor; (v) only if all of the securities referred to in clauses (i) through (iv) have been included in such registration, any other securities eligible for inclusion in such registration.

(c) Underwriter’s Lock-Up Period. In connection with any registration of Registrable Securities under the Securities Act pursuant to this Section 4.3 for sale to the public, the Investor agrees to enter into a “lock-up” agreement on customary terms if requested by the underwriter of such offering; provided, that (A) such agreement shall not restrict the selling of any Registrable Security for more than ninety (90) days after the effective date of such Registration Statement and (B) the Investor shall be released from any such “lock-up” agreement in the event

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and to the extent that the underwriter of such offering does not impose a similar restriction on, or permits a discretionary waiver or termination of a similar restriction with respect to, any officer or director of the Company or holder of greater than five percent (5%) of the Common Stock; provided, further, that this Section 4.3(c) shall only apply to the Investor if its Registrable Securities are included in such offering.

4.4. Registration Procedures. In connection with any registration pursuant to this Section 4, subject to the provisions of such Section 4:

(a) The Company shall furnish to the Investor without charge such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Investor shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to the Investor and the Company shall use all reasonable best efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall promptly notify the Investor and, if requested by the Investor, confirm in writing, when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d) The Company shall furnish the Investor and its respective counsel with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e) After the filing of a Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify the Investor and its respective counsel of any stop order

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issued or threatened in writing by the SEC or any state securities commission and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

(f) The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “Blue Sky” laws of such jurisdictions in the United States as the Investor reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g) The Company shall use reasonable best efforts to list such Registrable Securities on the principal securities exchange on which Common Stock is then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of the Registration Statement.

(h) The Company shall use reasonable best efforts to cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Investor may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i) The Company shall promptly notify the Investor and its respective counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Investor and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j) The Company shall take all reasonable actions to ensure that any free writing prospectus utilized in connection with an offering of a Registration Statement hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(k) The Company shall otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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(l) The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.4(i), the Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(i), and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than any permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(i) to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 4.4(i), which extension shall apply regardless of whether Registrable Securities are eligible to be sold under Rule 144.

(m) The Company shall use reasonable best efforts to take such action as is reasonably necessary to enable the Investor to deliver their Registrable Securities sold pursuant to a Registration Statement, including the removal of any applicable restrictive legends with respect to the Registrable Securities that have been sold pursuant to a Registration Statement and, if required, delivery of an opinion of counsel to the Company solely in connection with such removal.

(n) In connection with an Underwritten Offering, the Company shall obtain for each underwriter: (i) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, and (ii) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU 634, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement.

(o) The Company shall promptly make available for inspection by a representative of the selling stockholders, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by the selling stockholders (collectively and not individually) or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 4.4(o) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably

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determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such selling stockholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each selling stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(p) The Company shall have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and other information meetings organized by the underwriters, and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the selling stockholders and the underwriters in the offering, marketing or selling of the securities.

(q) The Company shall take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

4.5. Company Suspension Rights. Notwithstanding anything contained herein to the contrary, the Company shall have the right to require the Investor to suspend offers and sales of Registrable Securities included on any Registration Statement filed whenever, and for so long as, in the judgment of the Company either (a) an event has occurred which makes any statement made in such Registration Statement or related prospectus or document incorporated therein or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) it is advisable to suspend use of the Registration Statement and prospectus due to pending corporate developments or public filings with the SEC or similar events; provided, however, that (a) the aggregate number of days included in any such suspension period shall not exceed ninety (90) days in any twelve (12)-month period and (b) during such suspension period the Company will not register any securities for its own account or the account of any other Person.

4.6. Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Investor in connection with each registration of Registrable Securities requested pursuant to this Section 4 and other expenses incidental to the Company’s performance of, or compliance with, this Section 4; provided, that (A) the Company only shall pay reasonable fees and expenses of no more than one (1) firm of counsel for the Investor whose Registrable Securities are to be included in a registration and (B) the Investor shall pay its portion of all applicable underwriting fees, discounts and similar charges, if any, relating to the sale of its Registrable Securities included in any Registration Statement pursuant to this Section 4.

4.7. Indemnification.

(a) Indemnification by the Company. To the fullest extent permitted by applicable law, the Company shall indemnify the Investor, the Investor’s Affiliates and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls any underwriter within the meaning of the Securities Act or the Exchange

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Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto incident to any such registration; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities or blue sky laws or any rule or regulation thereunder in connection with any such registration, and will reimburse the Investor, the Investor’s Affiliates, each such underwriter and each Person who controls any such underwriter, as applicable, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (x) any untrue statement or omission based upon written information furnished to the Company by the Investor or the Investor’s Affiliate or underwriter and stated to be specifically for use or (y) the failure of the Investor or any agent acting on behalf of the Investor to timely deliver a prospectus, except those cases where such failure was a result of the act or failure to act by the Company; provided, further, that the Company shall in no instance be liable for consequential, punitive, exemplary, special or indirect damages or lost profits related to this Agreement. The indemnity agreement contained in this Section 4.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company at its sole discretion.

(b) Indemnification by the Investor. To the fullest extent permitted by applicable law, the Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally, but not jointly, indemnify the Company, each of its directors and officers and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, made by the Investor; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor therein not misleading, and will reimburse the Company and such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (or alleged untrue statement or omission) is made in such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds that the Investor received by sale of securities as contemplated herein, except in the case of fraud or gross negligence by the Investor, and that the indemnity agreement contained in this Section 4.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor at its sole discretion.

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(c) Indemnification Procedures. Each Person entitled to indemnification under this Section 4.7 (each, a “Securities Indemnified Party”) shall give notice to the Person required to provide indemnification (the “Securities Indemnifying Party”) promptly (but in any event within thirty (30) days) after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Securities Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not unreasonably be withheld) and the Securities Indemnified Party may participate in such defense at such Person’s expense (unless the Securities Indemnified Party shall have reasonably concluded, and shall have informed the Securities Indemnifying Party of such conclusion, that there may be a conflict of interest between the Securities Indemnifying Party and the Securities Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Securities Indemnifying Party); provided, further, that the failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 4.7 unless the Securities Indemnifying Party is materially prejudiced thereby in its ability to defend such action. No Securities Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement. Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as a Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. The Securities Indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled without the consent of the Securities Indemnified Party).

(d) Contribution. If the indemnification provided for in Section 4.7 is not available or insufficient, for any reason or reasons other than as specified herein, with respect to any loss, liability, claim, damage or expense referred to herein, then the Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party hereunder, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Securities Indemnifying Party on the one hand, and of the Securities Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Securities Indemnifying Party and of the Securities Indemnified Party shall be determined by reference to, among other things, whether the untrue (or allegedly untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Securities Indemnifying Party or by the Securities Indemnified Party and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.8. Assignment. Except in a connection with a Transfer contemplated by Section 2.1(b)(i), the Investor may not assign its rights under this Section 4 to any other party.

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Section 5 Drag-Along Rights.

5.1. General.

If a Transferring Party proposes to make a Control Transfer of Common Stock to a non-Affiliated third party where the amount of consideration to be paid for each share of Common Stock is at least equal to the Purchase Price for the Issued Shares (subject to appropriate adjustment, if any, for changes in the outstanding shares of capital stock of the Company, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction), such Transferring Party shall have the right at any time to exercise drag-along rights in accordance with the terms, conditions and procedures set forth in this Section 5 to cause the Investor or its permitted transferees (each, a “Drag-Along Holder”) to Transfer such number of Lock-Up Shares determined by multiplying (i) a fraction, the numerator of which is the total number of shares of Common Stock proposed to be Transferred by such Transferring Party in a Control Transfer and the denominator of which is the aggregate number of shares of Common Stock held by such Transferring Party and its Affiliates immediately prior to the proposed Control Transfer, by (ii) the aggregate number of Lock-Up Shares owned by such Drag-Along Holder immediately prior to such Control Transfer (a “Drag-Along Transaction”).

5.2. Notice.

The Company shall cause the Transferring Party to deliver written notice (the “Drag-Along Notice”) to the Investor at least ten (10) Business Days prior to the date on which the Drag-Along Transaction is expected to be consummated, which notice shall set forth (i) the name and address of the proposed acquirer, (ii) the number of shares of Common Stock proposed to be transferred to the proposed acquirer or a description of the assets proposed to be sold to the proposed acquirer, (iii) the amount and form of consideration for such shares of Common Stock or assets (which consideration shall consist entirely of cash and/or Marketable Securities), (iv) other material terms and conditions of the Drag-Along Transaction (including a copy of the definitive agreement to effect such Control Transfer) and (v) the anticipated closing date for the Drag-Along Transaction.

5.3. Terms of a Drag-Along Transaction.

(a) Each Drag-Along Holder shall (i) be required to make individual representations and warranties as to the unencumbered title to its Lock-Up Shares, the power, authority and legal right to convert, exchange or transfer such Lock-Up Shares, the due execution and enforceability of the relevant documents and the absence of any adverse claim (as set forth in Section 8-102 of the applicable Uniform Commercial Code) or litigation with respect to such Lock-Up Shares, as well as customary representations with respect to the absence of conflicts or required consents and the lack of any brokerage, finder’s or other fee being payable based on arrangements made by such Drag-Along Holder and that are also entered into (on substantially the same terms and conditions) by the Transferring Party in connection with the Drag-Along Transaction, (ii) agree to the same covenants, indemnities and agreements (and shall be subject on a pro rata basis to the same escrow or other holdback arrangements) as made by the Transferring Party and (iii) otherwise agree to the same terms and conditions as the Transferring Party agrees

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to with respect to the Drag-Along Transaction (which shall not include any non-competition or similar restrictive agreements or covenants that would bind such Drag-Along Holder or its Affiliates). Liability under any indemnities related to the Company or its Subsidiaries shall be allocated among the Transferring Party and each Drag-Along Holder, pro rata based on the value of the proceeds received by each of them, and the aggregate amount of liability for each Drag-Along Holder to the acquirer shall not exceed the net proceeds actually received by such Drag-Along Holder (other than in case of fraud by such Drag-Along Holder).

(b) The consummation of any proposed Drag-Along Transaction (in whole or part) shall occur in the sole discretion of the Transferring Party, who shall have no liability or obligation to the Investor or any Drag-Along Holder other than as set forth in this Agreement in connection with the negotiation of, structuring, restructuring and cancellation (in whole or part) of such Drag-Along Transaction (it being understood that any consummation or cancellation in part shall apply proportionally based on the number of shares of Common Stock and the Lock-Up Shares, as applicable, that the Transferring Party and each of the Drag-Along Holders are proposing to Transfer).

(c) Notwithstanding anything to the contrary contained herein, each Drag-Along Holder acknowledges and agrees that it shall not be entitled to any non-economic rights or benefits granted to or otherwise conferred upon the Transferring Party or any of its Affiliates in such Drag-Along Transaction.

5.4. Cooperation.

Each Drag-Along Holder shall cooperate with the Transferring Party and shall take any and all actions reasonably requested by the Transferring Party in connection with a Drag-Along Transaction, including voting all equity securities in favor of the Drag-Along Transaction and executing any and all agreements and instruments reasonably requested by the Transferring Party. Without limiting the generality of the immediately preceding sentence, each Drag-Along Holder hereby waives any and all dissenters, appraisal, quasi-appraisal or other similar rights such Drag-Along Holder may have in connection with any Drag-Along Transaction.

5.5. Costs.

All reasonable out-of-pocket costs and expenses incurred by or on behalf of the Company in connection with any proposed Drag-Along Transaction (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries.

5.6. Drag-Along Transaction Not Consummated.

In the event that a binding and definitive agreement for the sale or transfer in a Drag-Along Transaction pursuant to this Section 5 is not entered into within one hundred and twenty (120) days after the Investor receives the Drag-Along Notice or the Drag-Along Transaction is not consummated following satisfaction or waiver of all applicable conditions precedent within nine (9) months after the Investor receives the Drag-Along Notice, upon expiration of any definitive agreement for the Drag-Along Transaction then in effect, the Drag-

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Along Holders shall cease to be bound by the obligations set forth in this Section 5 with regard to such transaction.

Section 6 Reorganization Transactions.

In the event that TopCo Parent or one of its Affiliates enters into a capital reorganization transaction (a “Reorganization”) (whether structured as a contribution, merger, conversion, consolidation, recapitalization or otherwise) in which TopCo Parent, directly or indirectly, exchanges all of its Common Stock for substantially similar equity securities of a newly formed holding company (“New Holdco”), the Investor shall, in connection with such Reorganization, exchange all of its Lock-Up Shares for substantially similar equity securities of New Holdco and, upon such exchange, the Investor shall cease to be a holder of its Lock-Up Shares. Upon the occurrence of a Reorganization, either (a) New Holdco shall assume all obligations of the Company under this Agreement and all references herein to the Company and its Lock-Up Shares (or terms of similar import) would be deemed changed mutatis mutandis to reflect the issuance of the substantially similar equity securities of New Holdco by New HoldCo and their attendant rights, privileges, covenants and restrictions and the assumption of this Agreement or (b) the Investor and New HoldCo shall enter into a new agreement based on terms that are no less favorable to the Investor than the terms set forth in this Agreement. The Investor agrees to execute any agreements, documents or other instruments in connection with the Reorganization that TopCo Parent deems reasonably necessary and/or proper to consummate the Reorganization.

Section 7 Miscellaneous Provisions.

7.1. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all matters, claims or Actions (whether at Law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 7.1 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 7.5. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided

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by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.1(c).

7.2. Amendment.

(a) Except as otherwise expressly set forth herein, this Agreement may only be modified or amended, and provisions hereof may be waived, by an instrument in writing duly executed and delivered by the Parties hereto. Upon obtaining such approvals required by this Agreement, each of the Parties may execute the relevant amendment, restatement, modification or waiver of this Agreement and shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

(b) For the avoidance of doubt, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Company, with prompt written notice to, but without the consent of, the Investor or any other party to this Agreement, to reflect changes in ownership of Lock-Up Shares and/or other securities of the Company, including changes pursuant to Permitted Transfer.

(c) If this Agreement is amended solely to reflect the substitution of the Investor, in accordance with the terms hereof, such amendment to this Agreement shall be sufficient when it is signed by the Company, the Investor and by the Person to be substituted.

7.3. Termination.

This Agreement shall terminate automatically upon the dissolution of the Company; provided, that any Reorganization or any other action taken pursuant to Section 6 shall not constitute a dissolution of the Company for purposes of this Section 7.3; provided, further, that (a) the provisions of this Section 7 shall survive such termination and (b) such termination shall not relieve any Party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

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7.4. Transfer of Lock-Up Shares.

Upon the Transfer of all Lock-Up Shares held by the Investor, the Investor shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder, except with respect to the Investor’s indemnification rights and obligations under Section 4, it being understood that such Transfer shall not relieve the Investor from any liability for the breach of any obligations set forth in this Agreement prior to such Transfer.

7.5. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

ADT Inc.

1501 Yamato Road

Boca Raton, FL, 33431

Attention: Chief Legal Officer

Email: dsmail@adt.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Taurie M. Zeitzer Justin S. Rosenberg

Email: tzeitzer@paulweiss.com jrosenberg@paulweiss.com

(b) If to the Investor, to it at:

Google LLC

1600 Amphitheatre Parkway

Mountain View, CA 94043

Attention: Tim Harrington

Email: investments-notice@google.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention: Michael Nordtvedt

Email: mnordtvedt@wsgr.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed

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received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

7.6. Specific Performance.

The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 7.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.6 shall not be required to provide any bond or other security in connection with any such order or injunction.

7.7. Treatment of Certain Transfers.

Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to transfer any Lock-Up Shares or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it and/or the Investor.

7.8. Counterparts.

This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

7.9. Severability.

If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

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7.10. Further Efforts.

Each party hereto shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other party may request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

7.11. Extension of Time, Waiver, Etc.

The Parties may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

7.12. Entire Agreement; No Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except that Section 7.14 shall be for the benefit of, and enforceable by, each of the Related Parties.

7.13. No Personal Liability.

To the fullest extent permitted by Law, no director of the Company or its Subsidiaries shall be personally liable to the Company or the Investor as a result of any acts or omissions taken under this Agreement in good faith.

7.14. Non-Recourse.

Each party hereto agrees, on behalf of itself and its Affiliates, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby, (b) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement

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or such other agreement), (c) any breach or violation of this Agreement or any other agreement referenced herein, and (d) any failure of the transactions contemplated hereby or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement or, in the case of the other agreements referenced herein, the persons that are expressly named as parties thereof, and, in accordance with, and subject to the terms and conditions of, this Agreement or such other agreement referenced herein, as applicable. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence, it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence. Notwithstanding anything to the contrary herein or otherwise, except as contemplated in the proviso of the first sentence of this Section 7.14, with respect to each party hereto, no past, present or future director, manager, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of such named party (the “Related Parties”) shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby, or the valid termination or abandonment of any of the foregoing.

7.15. No Partnership Status.

Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

7.16. Binding Effect.

This Agreement shall be binding upon the Company, the Investor and permitted successors and assigns of the Investor.

7.17. Further Acknowledgements.

The Investor acknowledges and agrees that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by the Investor in any sale, transfer or liquidation of any Lock-Up Shares, and as a result of such restrictions on transfer and ownership, it may not be possible for the Investor to liquidate all or any part of the Investor’s interest in Lock-Up Shares at the time of the Investor’s choosing, in exigent circumstances or otherwise. The

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Investor further acknowledges and agrees that each of the Company, TopCo Parent and their respective Affiliates shall have no liability whatsoever to the Investor arising from, relating to or in connection with the restrictions on transfer of Lock-Up Shares or any interest therein as set forth in this Agreement, except to the extent the Company fails to comply with its obligations to the Investor pursuant to this Agreement or any of the other Transaction Documents.

7.18. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless if otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

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This Agreement is executed by the Company and the Investor to be effective as of the date first above written.

COMPANY

ADT INC.

By:
Name:
Title:

Signature Page to Investor Rights Agreement

INVESTOR

GOOGLE LLC

By:
Name:
Title:

Signature Page to Investor Rights Agreement

ANNEX III

FORM OF CHARTER AMENDMENT

(See attached.)

FINAL FORM

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ADT INC.

ADT Inc. is a corporation organized and existing under the laws of the State of Delaware (the “Corporation”). The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 15, 2015, under the name “Apollo Security Services Parent, Inc.” The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 23, 2018 (the “Existing Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended and/or restated, this “Amended and Restated Certificate of Incorporation”), which further amends and restates the Existing Certificate of Incorporation, as heretofore amended, in its entirety, has been duly adopted by all necessary action of the board of directors of the Corporation (the “Board”) and the stockholders of the Corporation, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”), to read as follows:

ARTICLE I

The name of the Corporation is ADT Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is four billion one hundred million (4,100,000,000) shares of capital stock, of which three billion nine hundred ninety-nine million (3,999,000,000) shares shall be common stock, par value $0.01 per share (the “Common Stock”), one hundred million (100,000,000) shares shall be Class B common stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Common Stock, the “ADT Common Stock”), and one million (1,000,000) shares shall be preferred securities, par value $0.01 per share (the “Preferred Securities”). Subject to the rights of the holders of any series of Preferred Securities then outstanding, the number of authorized shares of any of the Common Stock, Class B Common Stock or Preferred Securities may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any successor provision thereof, and no vote of the holders of any of the Common Stock, Class B Common Stock or Preferred Securities voting separately as a class shall be required therefor.

Section 4.02 ADT Common Stock. The terms of the ADT Common Stock set forth below shall be subject to the express terms of any series of Preferred Securities then outstanding.

(a) Voting Rights.

(i) Generally. Except as expressly provided in this Amended and Restated Certificate of Incorporation, each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder as of the applicable record date on all matters on which stockholders are entitled to vote generally, including the election, appointment or removal of directors of the Corporation. Except as expressly provided in this Amended and Restated Certificate of Incorporation, each holder of Class B Common Stock, as such, shall have one vote for each share of Class B Common Stock held of record by such holder as of the applicable record date on all matters on which stockholders are entitled to vote generally; provided, however, that holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Corporation. Except as otherwise required by applicable law or provided in this Amended and Restated Certificate of Incorporation (including, without limitation, the foregoing limitation on the voting powers of the Class B Common Stock), the holders of Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders.

(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Securities or any class or series of stock having a preference over or the right to participate with the ADT Common Stock with respect to the payment of dividends or distributions, the holders of ADT Common Stock shall be entitled to receive, as, if and when declared by the Board out of the funds of the Corporation legally available therefor, such dividends (payable in cash, shares of stock of the Corporation, property or assets of the Corporation or otherwise) as the Board may from time to time in its sole discretion determine, and the holders of Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board from time to time with respect to the ADT Common Stock out of assets or funds legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of ADT Common Stock or rights to acquire ADT Common Stock, the holders of Common Stock shall receive Common Stock or rights to acquire Common Stock, as the case may be, and the holders of Class B Common Stock shall receive an equal number of shares of Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for the payment of any debts and other liabilities of the Corporation, and subject to the rights, if any, of the holders of any outstanding series of Preferred Securities or other class or series of stock having a preference

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over or the right to participate with the ADT Common Stock with respect to the distribution of assets upon any such liquidation, dissolution or winding up, the remaining assets of the Corporation of whatever kind available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock and Class B Common Stock equally, on a per share basis, in proportion to the number of shares of ADT Common Stock held by them respectively.

(d) Conversion of Class B Common Stock.

(i) Each share of Class B Common Stock shall immediately become convertible into one share of Common Stock, at the option of the holder thereof, at any time following the earlier of (x) the expiration or early termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Clearance”), required prior to such holder’s conversion of all such shares of Class B Common Stock, and (y) to the extent HSR Clearance is not required prior to such holder’s conversion of such shares of Class B Common Stock, the date that such holder owns such shares of Class B Common Stock. Conversion of such shares of Class B Common Stock shall be effected by surrender of such holder’s certificate representing such share of Class B Common Stock (or, in the case of uncertificated shares, evidence of ownership satisfactory to the Corporation) accompanied by a written notice from such holder addressed to the Corporation requesting the conversion and specifying the number of shares of Class B Common Stock to be converted. Upon a conversion of shares of Class B Common Stock, the Corporation shall issue to the holder of the shares of Class B Common Stock so converted a certificate representing the number of shares of Common Stock into which such holder’s shares of Class B Common Stock shall have been converted (and, if fewer than all of such holder’s shares of Class B Common Stock shall have been converted, a certificate representing the number of shares of Class B Common Stock that remain registered in such holder’s name) or, in the case of any uncertificated shares, evidence of registration of such shares in book-entry form.

(ii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock pursuant to Section 4.02(d)(i), such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Common Stock.

(iii) No shares of Class B Common Stock converted pursuant to Section 4.02(d)(i) shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares of capital stock that the Corporation shall be authorized to issue. At such time as all shares of Class B Common Stock have been so converted, the provisions of this Amended and Restated Certificate of Incorporation regarding the Class B Common Stock shall have no further force and effect and shall be deemed to be deleted from this Amended and Restated Certificate of Incorporation and any other references to shares of such class in this Amended and Restated Certificate of Incorporation or any other agreement to which the Corporation is a party shall be deemed to refer to the same number of shares of Common Stock.

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(e)    Equal Status. Except as expressly provided in this Section 4.02, including the voting restriction applicable to Class B Common Stock set forth in Section 4.02(a)(i), shares of Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects as to all matters. Without limiting the generality of the foregoing, the Common Stock and Class B Common Stock shall be treated equally by the Corporation in any merger (provided that, in connection with any merger to create a holding company, the holders of Common Stock and Class B Common Stock shall also be treated equally except that each may receive a proportionate number of securities relative to their respective shares of ADT Common Stock), consolidation, share exchange pursuant to an exchange offer by the Corporation, share repurchase pursuant to a tender offer, tender offer pursuant to an agreement to which the Corporation is a party or other similar transaction; provided that if any dividend is paid in the form of ADT Common Stock (or rights to acquire ADT Common Stock or securities convertible into or exchangeable for ADT Common Stock), the holders of Common Stock shall receive Common Stock (or rights to acquire Common Stock or securities convertible into or exchangeable for Common Stock, as the case may be) and the holders of Class B Common Stock shall receive a proportionate number of shares of Class B Common Stock (or rights to acquire Class B Common Stock or securities convertible into or exchangeable for Class B Common Stock, as the case may be); provided, however, that the foregoing shall not prohibit the Corporation from making open market repurchases of Common Stock pursuant to a plan designed to comply with Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, without repurchasing or offering to repurchase a proportionate number of shares of Class B Common Stock. If the Corporation in any manner subdivides or combines the outstanding shares of one class of ADT Common Stock, the outstanding shares of the other class of ADT Common Stock will be subdivided or combined in the same manner.

Section 4.03 Preferred Securities. The Board is authorized, by resolution or resolutions, to provide, out of the authorized but unissued shares of Preferred Securities, for the issuance from time to time of shares of Preferred Securities in one or more series and, by filing a certificate of designation (a “Preferred Securities Certificate of Designation”) pursuant to the applicable provisions of the DGCL, to establish from time to time the number of shares to be included in each such series, with such powers (including voting powers, if any), designations, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, if any, as are stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board, including, but not limited to, determination of any of the following:

(a) the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series;

(b) the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative and, if so, from what date or dates, and the relation which such dividends, if any, shall bear to the dividends payable on any other class or classes or series of stock;

(c) the price or prices at which, and the terms and conditions on which, the shares of the series may be redeemed at the option of the Corporation or the holder thereof or upon the happening of a specified event;

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(d) whether or not the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

(e) the amounts payable on, and the preferences, if any, of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation or upon the happening of any other specified event;

(f) whether or not the shares of the series will be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or series of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

(g) whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other class or classes or series of stock of the Corporation in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other class or classes or series of stock of the Corporation, restricting the payment of dividends on or the making of other distributions in respect of shares of any other class or classes or series of stock of the Corporation ranking junior to the shares of the series as to dividends or distributions, or restricting the purchase or redemption of the shares of any such junior class or classes or series of stock of the Corporation, and the terms of any such restriction;

(h) whether or not the shares of the series will have voting rights or powers and, if so, the terms of such voting rights and powers; and

(i) any other powers, preferences and rights, and qualifications, limitations and restrictions thereof, of the series.

Except as otherwise required by law, holders of any series of Preferred Securities shall be entitled to only such voting rights and powers, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of shares of Preferred Securities or ADT Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Securities so authorized in accordance with this Amended and Restated Certificate of Incorporation. Except as otherwise required by law, holders of ADT Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Securities if the holders of such affected series are entitled, either separately as a class or together with the holders of one or more other such series as a separate class, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DGCL. Unless otherwise provided by this Amended and Restated Certificate of Incorporation, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Securities established by a Preferred Securities Certificate of Designation pursuant to this Article IV and the DGCL and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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ARTICLE V

Section 5.01 General Powers. Except as otherwise provided by applicable law or this Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 5.02 Number of Directors. Except as otherwise provided for or fixed pursuant to Article IV and this Article V (relating to the rights of any series of Preferred Securities to elect additional directors), and subject to the terms of that certain Amended and Restated Stockholders Agreement, dated as of December 14, 2018, by and among the Corporation and certain affiliates of Apollo (as defined in Article VII hereof) and the other parties thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”), the total number of directors shall be as determined from time to time exclusively by the Board; provided, that in no event shall the total number of directors be more than fifteen (15). Election of directors need not be by written ballot unless the Bylaws (as defined below) shall so require.

Section 5.03 Classified Board; Term of Office. The directors (other than those directors elected by the holders of any series of Preferred Securities, voting separately as a series or together with one or more other such series, as the case may be) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the date the Common Stock is first publicly traded (the “IPO Date”), Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the IPO Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the IPO Date. At each succeeding annual meeting, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification. The Board is authorized to assign members of the Board already in office to their respective class.

Section 5.04 Quorum. Notwithstanding anything to the contrary set forth in this Amended and Restated Certificate of Incorporation, the Bylaws or applicable law, but in addition to any requirements set forth in this Amended and Restated Certificate of Incorporation, the Bylaws and applicable law, if Apollo owns, beneficially or of record, any shares of stock of the Corporation and there is at least one member of the Board who is an Apollo Designee (as defined

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in the Stockholders Agreement), a quorum for the transaction of business at any meeting of the Board shall include at least one Apollo Designee unless each Apollo Designee provides notice in writing or by electronic transmission to the remaining members of the Board waiving his or her right to be included in the quorum at such meeting. Notwithstanding anything to the contrary set forth herein, but in addition to any other vote required by this Amended and Restated Certificate of Incorporation, the Bylaws or applicable law, at any time that Apollo owns, beneficially or of record, any shares of stock of the Corporation, the Corporation shall not (directly or indirectly, by merger, consolidation or otherwise) amend, alter or repeal this Section 5.04, or adopt any provision inconsistent herewith, without the prior written consent of Apollo.

Section 5.05 Vacancies. Except as otherwise provided by this Amended and Restated Certificate of Incorporation, and subject to the terms of the Stockholders Agreement, any vacancy resulting from the death, resignation, removal or disqualification of a director or other cause, or any newly created directorship in the Board, shall be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders of the Corporation; provided, that, (i) for so long as Apollo owns, beneficially or of record, any shares of stock of the Corporation, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of any Apollo Designee shall be filled only by (x) a majority of the Apollo Designees then in office or (y) if there are no Apollo Designees then in office, Apollo, and (ii) for so long as the Co-Investor Condition (as defined in the Stockholders Agreement) is satisfied, any vacancy resulting from the death, resignation, removal, disqualification or other cause in respect of such Co-Invest Designee (as defined in the Stockholders Agreement) shall be filled as set forth in the Stockholders Agreement. Except as otherwise provided by this Amended and Restated Certificate of Incorporation, a director elected to fill a vacancy or newly created directorship shall hold office until the annual meeting of stockholders for the election of directors of the class to which he or she has been appointed and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, removal or disqualification.

Section 5.06 Removal of Directors. Except as otherwise provided by law, the Stockholders Agreement or this Amended and Restated Certificate of Incorporation, directors may be removed with or without cause by the affirmative vote of the holders of a majority in voting power of the outstanding shares of the stock of the Corporation entitled to vote in an election of such directors; provided, however, that, from and after the Trigger Event (as defined below) any such director or all such directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, in the event the Co-Investor Condition is no longer satisfied, any Co-Invest Designee then in office shall thereupon automatically cease to be qualified and shall cease to be a director.

Section 5.07 Voting Rights of Preferred Securities. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Securities shall have the right, voting separately as a series or separately as a class with one or more such other series of Preferred Securities, to elect directors, the election, term of office, removal, filling of vacancies (including filling any newly created directorships) any and other features of such directorships shall be governed by the terms of the other provisions of this Amended and Restated Certificate of Incorporation (including any Preferred Securities Certificate of Designation). During any

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period when the holders of any series of Preferred Securities have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Securities shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, removal or disqualification. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Securities having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, retirement, removal or disqualification of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VI

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”), without any action on the part of the stockholders.

ARTICLE VII

Except as otherwise required by law, and subject to the rights of the holders of any series of Preferred Securities, special meetings of the stockholders of the Corporation may be called only by (x) the Chairman of the Board or (y) the Secretary of the Corporation at the direction of a majority of the directors then in office, and special meetings may not be called by any other person or persons. Notwithstanding the foregoing, until such time as Apollo Management VIII, L.P. and any of its Affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (collectively, “Apollo”) ceases to beneficially own at least 50.1% of the outstanding shares of ADT Common Stock (the “Trigger Event”), special meetings of the stockholders of the Corporation shall be called by the Secretary of the Corporation at the written request of the holders of a majority of the voting power of the then outstanding ADT Common Stock. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

ARTICLE VIII

To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or amendment or modification of this Article VIII (including by changes in applicable law), or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall, to the extent permitted by applicable law,

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be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and shall not adversely affect any limitation on the personal liability of any director of the Corporation with respect to acts or omissions occurring prior to the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE IX

Subject to the rights of the holders of one or more series of Preferred Securities then outstanding to act by written consent as provided in any Preferred Securities Certificate of Designation, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders; provided, that prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by or on behalf of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the DGCL.

ARTICLE X

Section 10.01 Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which this Amended and Restated Certificate of Incorporation is in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor of the Corporation by merger or otherwise) to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee,

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employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 10.04 of this Article X, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized in the first instance by the Board.

Section 10.02 Advancement of Expenses. The right to indemnification conferred upon Indemnitees in this Article X shall include the right, without the need for any action by the Board, to be paid by the Corporation (and any successor of the Corporation by merger or otherwise) the expenses incurred in defending any such proceeding in advance of its Final Disposition (as defined below), such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “Undertaking”) by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “Final Disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Article X or otherwise.

Section 10.03 Nature of Rights; Other Sources. The rights conferred upon Indemnitees in this Article X shall be contract rights between the Corporation and each Indemnitee to whom such rights are extended that vest at the commencement of such person’s service to or at the request of the Corporation and all such rights shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or ceased to serve at the Corporation’s request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as described herein, and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The Corporation hereby acknowledges that certain Indemnitees may have certain rights to indemnification, advancement of expenses and/or insurance (other than directors’ and officers’ liability insurance or similar insurance obtained or maintained by or on behalf of the Corporation, its affiliates or any of the foregoing’s respective subsidiaries) from persons or entities other than the Corporation (collectively, the “Other Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort of the Indemnitees (i.e., its obligations to an Indemnitee hereunder are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by an Indemnitee and shall be liable for the full amount of all losses, claims, damages, liabilities and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by the terms hereof, without regard to any rights an Indemnitee may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Corporation hereunder shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of

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the rights of recovery of such Indemnitee against the Corporation. For the avoidance of doubt, no person or entity providing directors’ or officers’ liability insurance or similar insurance obtained or maintained by or on behalf of the Corporation, any of its affiliates or any of the foregoing’s respective subsidiaries, including any person or entity providing such insurance obtained or maintained as contemplated by Section 10.08, shall be an Other Indemnitor.

Section 10.04 Claims. To obtain indemnification under this Article X, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 10.04, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, (b) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (c) if a majority of Disinterested Directors so directs, by a majority of the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel, the Independent Counsel shall be selected by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

Section 10.05 Enforcement. If a claim under Section 10.01 of this Article X is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to Section 10.04 of this Article X has been received by the Corporation, or if a claim under Section 10.02 of this Article X is not paid in full by the Corporation within twenty (20) days after a written claim therefor has been made, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim to the fullest extent permitted by law. It shall be a defense to any such action that (x) in the case of a claim for indemnification, the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed or (y) in the case of a claim for an advancement of expenses, that the claimant is not entitled to the requested advancement of expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 10.06 Procedures. If a determination shall have been made pursuant to Section 10.04 of this Article X that the claimant is entitled to indemnification, the Corporation

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shall be bound by such determination in any judicial proceeding commenced pursuant to Section 10.05 of this Article X. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 10.05 of this Article X that the procedures and presumptions of this Article X are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article X.

Section 10.07 Non-Exclusive Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its Final Disposition conferred in this Article X: (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to any act or omission that is the subject of the Proceeding for which indemnification or advancement of expenses is sought prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article X (by merger, consolidation or otherwise) that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not, without the written consent of the Indemnitee, in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

Section 10.08 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 10.09 Additional Rights. The Board may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in connection with any Proceeding in advance of its Final Disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Section 10.10 Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any Section of this Article X containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any Section of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 10.11 Definitions; Construction. For purposes of this Article X: “Disinterested Director” means a director of the Corporation who is not and was not a party to the

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Proceeding in respect of which indemnification is sought by the claimant; and “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article X. Any reference to an officer of the Corporation in this Article X shall be deemed to refer exclusively to the officers appointed as such pursuant to the Bylaws by the Board or by an officer to whom the Board has delegated the power to appoint officers, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article X.

Section 10.12 Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article X shall be in writing and either delivered in person or sent by telecopy, fax, email, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE XI

Section 11.01 Recognition of Corporate Opportunities. In recognition and anticipation that (a) certain directors, officers, principals, partners, members, managers, employees, agents and/or other representatives of Apollo, the Co-Investor and their respective Affiliates may serve as directors, officers or agents of the Corporation and its Affiliates, and (b) Apollo, the Co-Investor and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation and its Affiliates, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation and its Affiliates, directly or indirectly, may engage, the provisions of this Article XI are set forth to regulate and define the conduct of certain affairs of the Corporation and its Affiliates with respect to certain classes or categories of business opportunities as may involve Apollo, the Co-Investor and their respective Affiliates and any person or entity who, while a stockholder, director, officer or agent of the Corporation or any of its Affiliates, is a director, officer, principal, partner, member, manager, employee, agent and/or other representative of Apollo, the Co-Investor and their respective Affiliates (each, an “Identified Person”), on the one hand, and the powers, rights, duties and liabilities of the Corporation and its Affiliates and its and their respective stockholders, directors, officers, and agents in connection therewith, on the other. To the fullest extent permitted by law

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(including, without limitation, the DGCL), and notwithstanding any other duty (contractual, fiduciary or otherwise, whether at law or in equity), each Identified Person (i) shall have the right to, and shall have no duty (contractual, fiduciary or otherwise, whether at law or in equity) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Corporation or any of its Affiliates or deemed to be competing with the Corporation or any of its Affiliates, on its own account, or in partnership with, or as a direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate (including any portfolio company), member, financing source, investor, director or indirect manager, general or limited partner or assignee of any other person or entity with no obligation to offer to the Corporation or its subsidiaries or other Affiliates the right to participate therein and (ii) shall have the right to invest in, or provide services to, any person that is engaged in the same or similar business activities as the Corporation or its Affiliates or directly or indirectly competes with the Corporation or any of its Affiliates.

Section 11.02 Competitive Opportunities. In the event that any Identified Person acquires knowledge of a potential transaction or matter which may be an investment, corporate or business opportunity or prospective economic or competitive advantage in which the Corporation or its Affiliates could have an interest or expectancy (contractual, equitable or otherwise) (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, to the fullest extent permitted under the DGCL and notwithstanding any other duty existing at law or in equity, the Corporation and its Affiliates will have no interest in, and no expectation (contractual, equitable or otherwise) that such Competitive Opportunity be offered to it. To the fullest extent permitted by law, any such interest or expectation (contractual, equitable or otherwise) is hereby renounced so that such Identified Person shall (i) have no duty to communicate or present such Competitive Opportunity to the Corporation or its Affiliates, (ii) have the right to either hold any such Competitive Opportunity for such Identified Person’s own account and benefit or the account of the former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, investors, direct or indirect managers, general or limited partners or assignees of any Identified Person or to direct, recommend, assign or otherwise transfer such Competitive Opportunity to persons or entities other than the Corporation or any of its subsidiaries, Affiliates or direct or indirect equity holders and (iii) notwithstanding any provision in this Amended and Restated Certificate of Incorporation to the contrary, not be obligated or liable to the Corporation, any stockholder, director or officer of the Corporation or any other person or entity by reason of the fact that such Identified Person, directly or indirectly, took any of the actions noted in the immediately preceding clause (ii), pursued or acquired such Competitive Opportunity for itself or any other person or entity or failed to communicate or present such Competitive Opportunity to the Corporation or its Affiliates.

Section 11.03 Acknowledgement. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation or any other interest in the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

Section 11.04 Interpretation; Duties. In the event of a conflict or other inconsistency between this Article XI and any other Article or provision of this Amended and Restated Certificate of Incorporation, this Article XI shall prevail under all circumstances.

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Notwithstanding anything to the contrary herein, under no circumstances shall the provisions of this Article XI (other than this Section 11.04 of this Article XI) apply to (or result in or be deemed to result in a limitation or elimination of any duty (contractual, fiduciary or otherwise, whether at law or in equity)) owed by any employee of the Corporation or any of its subsidiaries, irrespective of whether such employee otherwise would be an Identified Person, and any Competitive Opportunity waived or renounced by any person or entity pursuant to such other provisions of this Article XI shall be expressly reserved and maintained by such person or entity, as applicable (and shall not be waived or renounced) as to any such employee.

Section 11.05 Section 122(17) of the DGCL. For the avoidance of doubt, subject to Section 11.04 of this Article XI, this Article XI is intended to constitute, with respect to the Identified Persons, a disclaimer and renunciation, to the fullest extent permitted under Section 122(17) of the DGCL, of any right of the Corporation or any of its Affiliates with respect to the matters set forth in this Article XI, and this Article XI shall be construed to effect such disclaimer and renunciation to the fullest extent permitted under the DGCL.

Section 11.06 Definitions. Solely for purposes of this Article XI, (i) “Affiliate” shall mean (a) with respect to Apollo, any person or entity that, directly or indirectly, is controlled by Apollo, controls Apollo, or is under common control with Apollo, (b) with respect to the Co-Investor, any person or entity that, directly or indirectly, is controlled by the Co-Investor, controls the Co-Investor, or is under common control with the Co-Investor, but in each case in clauses (a) and (b), excluding (x) the Corporation, and (y) any entity that is controlled by the Corporation (including its direct and indirect subsidiaries), and (c) with respect to the Corporation, any person or entity that, directly or indirectly, is controlled by the Corporation; (ii) “Apollo” shall mean Apollo Management VIII, L.P.; and (iii) the “Co-Investor” shall mean the entity set forth on Exhibit A attached to the Stockholders Agreement.

ARTICLE XII

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or of this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine; and (b) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article XII.

ARTICLE XIII

Section 13.01 Section 203 of the DGCL. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

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Section 13.02 Interested Stockholders. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the ADT Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 13.03 Definitions. For purposes of this Article XIII only, references to:

(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(b) “Apollo” means Apollo Management VIII, L.P. and its affiliates.

(c) “Apollo Direct Transferee” means any person that acquires (other than in a registered public offering) directly from Apollo or any of its affiliates or successors or any “group”, or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act, beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(d) “Apollo Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Apollo Direct Transferee or any other Apollo Indirect Transferee beneficial ownership of 15% or more of the then outstanding voting stock of the Corporation.

(e) “associate”, when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

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(f) “business combination”, when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 13.02 of this Article XIII is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

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(g) “control”, including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(h) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include (a) Apollo, any Apollo Direct Transferee, any Apollo Indirect Transferee or any of their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(i) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i) beneficially owns such stock, directly or indirectly;

(ii) has (x) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (y) the right to vote such stock pursuant to any agreement,

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arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (y) of Section 13.03(i)(ii)), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(j) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(k) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(l) “voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity; provided, however, that the Class B Common Stock shall be deemed to constitute “voting stock” of the Corporation for purposes of this Article XIII. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock, with the understanding that each share of Class B Common Stock shall be deemed to have an equal number of votes as a share of Common Stock for purposes of this Article XIII.

ARTICLE XIV

If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any Article (or section or subsection thereof) of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any Article (or any section or subsection thereof) of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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ARTICLE XV

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by this Amended and Restated Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Amended and Restated Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article XV. Notwithstanding the foregoing, from and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any greater or additional vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal Section 4.03 of Article IV, Articles V, VI, VII, VIII, IX, X, XI, XII and XIII, and this Article XV.

From and after the occurrence of the Trigger Event, notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any additional or greater vote or consent required hereunder (including any vote of the holders of any particular class or classes or series of stock required by law or by this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer as of this ____ day of _______________, 2020.

ADT INC.

By:
Name:
Title:

ADT INC. — A&R CERTIFICATE OF INCORPORATION